EXHIBIT 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
X
In re:	:	Chapter 11
:
K-V Discovery Solutions, Inc. et al., 1	:	Case No. 12-13346 (ALG)
:
Debtors.	:	(Jointly Administered)
X

FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR
K-V DISCOVERY SOLUTIONS, INC. AND ITS AFFILIATED DEBTORS

Nothing contained herein shall constitute an offer, acceptance or a legally binding obligation of the Debtors or any other party in interest and this Plan is subject to approval of the Bankruptcy Court and other customary conditions.  This Plan is not an offer with respect to any securities.  This is not a solicitation of acceptances or rejections of the Plan.  Acceptances or rejections with respect to this Plan may not be solicited until a disclosure statement has been approved by the United States Bankruptcy Court for the Southern District of New York.  Such a solicitation will only be made in compliance with applicable provisions of securities and/or bankruptcy laws.  YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED IN, OR THE TERMS OF, THIS PLAN FOR ANY PURPOSE (INCLUDING IN CONNECTION WITH THE PURCHASE OR SALE OF THE DEBTORS’ SECURITIES) PRIOR TO THE APPROVAL OF THIS PLAN BY THE BANKRUPTCY COURT.

Dated:     New York, New York
March 18, 2013

WILLKIE FARR & GALLAGHER LLP Counsel for Debtors and Debtors In Possession

787 Seventh Avenue New York, New York 10019 (212) 728-8000

1
The last four digits of the taxpayer identification numbers of the Debtors follow in parentheses: (i) K-V Discovery Solutions, Inc. (7982); (ii) DrugTech Corporation (3690); (iii) FP1096, Inc. (3119); (iv) K-V Generic Pharmaceuticals, Inc. (7844); (v) K-V Pharmaceutical Company (8919); (vi) K-V Solutions USA, Inc. (4772); (vii) Ther-Rx Corporation (3624); and (viii) Zeratech Technologies USA, Inc. (6911).  The Debtors’ executive headquarters are located at 2280 Schuetz Road, St. Louis, MO 63146.

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS AND INTERPRETATION	1

ARTICLE II. RESOLUTION OF CERTAIN INTER-CREDITOR AND INTER-DEBTOR ISSUES	15

2.1.	Settlement of Certain Inter-Creditor Issues.	15
2.2.	Formation of Debtor Groups for Convenience Purposes.	15
2.3.	Intercompany Claims.	16

ARTICLE III. ADMINISTRATIVE EXPENSE CLAIMS, FEE CLAIMS, U.S. TRUSTEE FEES AND PRIORITY TAX CLAIMS	16

3.1.	DIP Claims.	16
3.2.	Administrative Expense Claims.	16
3.3.	Fee Claims.	18
3.4.	U.S. Trustee Fees.	19
3.5.	Priority Tax Claims.	19

ARTICLE IV. CLASSIFICATION OF CLAIMS AND INTERESTS	19

4.1.	Classification of Claims and Interests.	19
4.2.	Unimpaired Classes of Claims.	20
4.3.	Impaired Classes of Claims and Interests.	20
4.4.	Separate Classification of Other Secured Claims.	21

ARTICLE V. TREATMENT OF CLAIMS AND INTERESTS	21

5.1.	Priority Non-Tax Claims (Class 1).	21
5.2.	Other Secured Claims (Class 2).	21
5.3.	Senior Secured Notes Claims (Class 3).	22
5.4.	ETHEX Criminal Fine Claims (Class 4).	22
5.5.	Qui Tam Claims (Class 5)	23
5.6.	Convertible Subordinated Notes Claims (Class 6).	23
5.7.	General Unsecured Claims (Class 7).	24
5.8.	Existing Securities Law Claims (Class 8(a)).	24
5.9.	Equitably Subordinated Claims (Class 8(b)).	24
5.10.	Existing KV Interests (Class 9).	24

ARTICLE VI. ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR INTERESTS	25

6.1.	Class Acceptance Requirement.	25
6.2.	Tabulation of Votes on a Non-Consolidated Basis.	25

6.3.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code or “Cramdown.”	25
6.4.	Elimination of Vacant Classes.	25
6.5.	Voting Classes; Deemed Acceptance by Non-Voting Classes.	26
6.6.	Confirmation of All Cases.	26

ARTICLE VII. MEANS FOR IMPLEMENTATION	26

7.1.	Continued Corporate Existence and Vesting of Assets in Reorganized Debtors	26
7.2.	Plan Funding.	27
7.3.	Cancellation of Existing Securities and Agreements.	27
7.4.	Cancellation of Certain Existing Security Interests.	27
7.5.	Officers and Boards of Directors.	27
7.6.	Management Incentive Plan.	28
7.7.	Corporate Action.	28
7.8.	New Stockholders Agreement.	29
7.9.	Authorization, Issuance and Delivery of New Common Stock.	29
7.10.	New First Lien Term Loan.	30
7.11.	New Second Lien Term Loan.	30
7.12.	Rights Offering.	30
7.13.	Intercompany Interests.	30
7.14.	Insured Claims.	31
7.15.	Comprehensive Settlement of Claims and Controversies.	31
7.16.	Equitably Subordinated Claims.	31

ARTICLE VIII. DISTRIBUTIONS	32

8.1.	Distributions.	32
8.2.	No Postpetition Interest on Claims.	32
8.3.	Date of Distributions.	32
8.4.	Distribution Record Date.	32
8.5.	Disbursing Agent.	33
8.6.	Delivery of Distribution.	33
8.7.	Unclaimed Property.	33
8.8.	Satisfaction of Claims.	34
8.9.	Manner of Payment Under Plan.	34
8.10.	Fractional Shares/De Minimis Cash Distributions.	34
8.11.	No Distribution in Excess of Amount of Allowed Claim.	34
8.12.	Exemption from Securities Laws.	34
8.13.	Setoffs and Recoupments.	35
8.14.	Rights and Powers of Disbursing Agent.	35
8.15.	Withholding and Reporting Requirements.	35
8.16.	Cooperation with Disbursing Agent.	36
8.17.	Hart-Scott Rodino Antitrust Improvements Act.	36

ARTICLE IX. PROCEDURES FOR RESOLVING CLAIMS	36

9.1.	Objections to Claims.	36
9.2.	Amendment to Claims.	37
9.3.	Disputed Claims.	37
9.4.	Estimation of Claims.	38
9.5.	Expenses Incurred On or After the Effective Date.	39

ARTICLE X. EXECUTORY CONTRACTS AND UNEXPIRED LEASES	39

10.1.	General Treatment.	39
10.2.	Claims Based on Rejection of Executory Contracts or Unexpired Leases.	39
10.3.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.	40
10.4.	Compensation and Benefit Programs.	40
10.5.	Employment Agreements.	41

ARTICLE XI. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN	41

11.1.	Conditions Precedent to Confirmation.	41
11.2.	Conditions Precedent to the Effective Date.	41
11.3.	Waiver of Conditions Precedent and Bankruptcy Rule 3020(e) Automatic Stay.	42
11.4.	Effect of Failure of Conditions.	42

ARTICLE XII. EFFECT OF CONFIRMATION	43

12.1.	Binding Effect.	43
12.2.	Vesting of Assets.	43
12.3.	Discharge of Claims Against and Interests in the Debtors.	43
12.4.	Term of Pre-Confirmation Injunctions or Stays.	44
12.5.	Injunction Against Interference With Plan.	44
12.6.	Injunction.	44
12.7.	Releases.	45
12.8.	Exculpation and Limitation of Liability.	46
12.9.	Injunction Related to Releases and Exculpation.	46
12.10.	Termination of Subordination Rights and Settlement of Related Claims.47
12.11.	Retention of Causes of Action/Reservation of Rights.	47
12.12.	Indemnification Obligations; Insured Current Director & Officer Claims.	48

ARTICLE XIII. RETENTION OF JURISDICTION	48

ARTICLE XIV. MISCELLANEOUS PROVISIONS	50

14.1.	Exemption from Certain Transfer Taxes.	50
14.2.	Retiree Benefits.	50
14.3.	Dissolution of Creditors’ Committee.	50
14.4.	Termination of Professionals.	51
14.5.	Amendments.	51

14.6.	Revocation or Withdrawal of this Plan.	51
14.7.	Allocation of Plan Distributions Between Principal and Interest.	52
14.8.	Severability.	52
14.9.	DIP Agent Consent Rights.	52
14.10.	Governing Law.	52
14.11.	Section 1125(e) of the Bankruptcy Code.	52
14.12.	Inconsistency.	53
14.13.	Time.	53
14.14.	Exhibits.	53
14.15.	Notices.	53
14.16.	Filing of Additional Documents.	54
14.17.	Reservation of Rights.	54

INTRODUCTION1

K-V Discovery Solutions, Inc. and the other debtors and debtors in possession in the above-captioned cases propose the following first amended joint chapter 11 plan of reorganization for the resolution of the Claims against and Interests in the Debtors.  Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections for those operations, risk factors, a summary and analysis of this Plan, and certain related matters including, among other things, certain tax matters, and the securities and other consideration to be issued and/or distributed under this Plan.  Subject to certain restrictions and requirements set forth in 11 U.S.C. § 1127, Fed. R. Bankr. P. 3019 and Sections 14.5 and 14.6 of this Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

The only Persons that are entitled to vote on this Plan are the holders of Senior Secured Notes Claims, ETHEX Criminal Fine Claims, Qui Tam Claims, Convertible Subordinated Notes Claims, and General Unsecured Claims.  Such Persons are encouraged to read the Plan and the Disclosure Statement and their respective exhibits and schedules in their entirety before voting to accept or reject the Plan.  [No materials other than the Disclosure Statement and the respective schedules and exhibits attached thereto and referenced therein have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan.]

ARTICLE I.

DEFINITIONS AND INTERPRETATION

A.           Definitions.

The following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural):

1.1           503(b)(9) Claims means Claims that have been timely and properly filed prior to the Bar Date and that are granted administrative expense priority treatment pursuant to section 503(b)(9) of the Bankruptcy Code.

1.2           Ad Hoc Senior Secured Noteholders Group means that certain ad hoc group of certain holders of Senior Secured Notes for which a Bankruptcy Rule 2019 statement was filed by Weil Gotshal & Manges LLP.

1.3           Ad Hoc Senior Secured Noteholders Group Advisors means Weil, Gotshal & Manges LLP, as counsel to the Ad Hoc Senior Secured Noteholders Group, Houlihan Lokey Capital, Inc., as financial advisor to the Ad Hoc Senior Secured Noteholders Group and Fortgang Consulting LLC, as advisor to the Ad Hoc Senior Secured Noteholders Group.

1	All capitalized terms used but not defined herein have the meanings set forth in Article I herein.

1.4           Ad Hoc Senior Secured Noteholders Group Fee Claims means all Claims for: (a) the reasonable documented fees and expenses of the Ad Hoc Senior Secured Noteholders Group Advisors; and (b) reasonable out-of-pocket expenses incurred by members of the Ad Hoc Senior Secured Noteholders Group.

1.5           Administrative Bar Date has the meaning set forth in Section 3.2(a) of this Plan.

1.6           Administrative Expense Claim means (a) any right to payment constituting a cost or expense of administration of the Reorganization Cases of the kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to sections 328, 330, 363, 364(c)(1), 365, 503(b), 507(a)(2) or 507(b) of the Bankruptcy Code (other than a Fee Claim or U.S. Trustee Fees) for the period from the Petition Date to the Effective Date, including, without limitation:  (i) any actual and necessary costs and expenses of preserving the Estates, any actual and necessary costs and expenses of operating the Debtors’ business, and any indebtedness or obligations incurred or assumed by the Debtors during the Reorganization Cases; (ii) 503(b)(9) Claims; (iii) any payment to be made under this Plan to cure a default on an assumed executory contract or unexpired lease; (iv) the Senior Secured Notes Indenture Trustee Claim; and (v) the Ad Hoc Senior Secured Noteholders Group Fee Claims; and (b) any Claim that arose prior to the Petition Date that the Debtors are authorized to satisfy in the ordinary course of business pursuant to, and in accordance with, that certain Amended Order Authorizing Debtors to (I) Honor Certain Prepetition Obligations to Customers and to Continue Customer Programs, and (II) Pay Medicaid and Other Insurance Rebate Obligations [Docket No. 338], including, without limitation, Claims relating to Medicaid rebates.

1.7           Allowed Claim or Allowed [_____] Claim (with respect to a specific type of Claim, if specified) means: (a) any Claim (or a portion thereof) as to which no action to dispute, deny, equitably subordinate or otherwise limit recovery with respect thereto, or alter priority thereof, has been sought within the applicable period of limitation fixed by this Plan or applicable law, except to the extent the Debtors or Reorganized Debtors, as the case may be, object to the enforcement of such Claim or, if an action to dispute, deny, equitably subordinate or otherwise limit recovery with respect thereto, or alter priority thereof, has been sought, to the extent such Claim has been allowed (whether in whole or in part) by a Final Order of a court of competent jurisdiction with respect to the subject matter; or (b) any Claim or portion thereof that is allowed (i) in any contract, instrument, or other agreement entered into in connection with the Plan, (ii) pursuant to the terms of the Plan, (iii) by Final Order of the Bankruptcy Court, or (iv) with respect to an Administrative Expense Claim only (x) that was incurred by a Debtor in the ordinary course of business during the Reorganization Cases to the extent due and owing without defense, offset, recoupment or counterclaim of any kind, and (y) that is not otherwise disputed.

1.8           Amended By-Laws means the amended and restated by-laws for the applicable Reorganized Debtor, on terms and conditions acceptable to the Debtors and acceptable to the DIP Agent, and substantially final forms of which will be contained in the Plan Supplement.

1.9           Amended Certificates of Incorporation means the amended and restated certificates of incorporation for the applicable Reorganized Debtor, on terms and conditions acceptable to the Debtors and acceptable to the DIP Agent, and substantially final forms of which will be contained in the Plan Supplement.

1.10         Assets means all of the right, title and interest of the Debtors in and to property of whatever type or nature (real, personal, mixed, intellectual, tangible or intangible).

1.11         Ballot means the form approved by the Bankruptcy Court and distributed to holders of impaired Claims entitled to vote on the Plan on which is to be indicated the acceptance or rejection of the Plan.

1.12         Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.

1.13         Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York, or any other court exercising competent jurisdiction over the Reorganization Cases or any proceeding therein.

1.14         Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Reorganization Cases, and any Local Rules of the Bankruptcy Court.

1.15         Bar Date means any deadline for filing proofs of Claim, including, without limitation, Claims arising prior to the Petition Date (including 503(b)(9) Claims) and Administrative Expense Claims, as established by an order of the Bankruptcy Court or under the Plan.

1.16         Business Day means any day other than a Saturday, Sunday, or a “legal holiday,” as defined in Bankruptcy Rule 9006(a).

1.17         Cash means the legal currency of the United States and equivalents thereof.

1.18         Causes of Action means any and all actions, causes of action (including avoidance actions), suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and Claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

1.19         Claim means any “claim” against any Debtor as defined in section 101(5) of the Bankruptcy Code, including, without limitation, any Claim arising after the Petition Date.

1.20         Claims Agent means Epiq Bankruptcy Solutions, LLC, or any other entity approved by the Bankruptcy Court to act as the Debtors’ claims and noticing agent pursuant to 28 U.S.C. §156(c).

1.21         Class means each category of Claims or Interests established under Article IV of the Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.22         Collateral means any property or interest in property of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

1.23         Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

1.24         Confirmation Hearing means a hearing to be held by the Bankruptcy Court regarding confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

1.25         Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code and acceptable to the Debtors and the DIP Agent.

1.26         Convertible Subordinated Notes mean the 2.5% Contingent Convertible Subordinated Notes due 2033, issued pursuant to the Convertible Subordinated Notes Indenture, in the original aggregate principal amount of $200,000,000.

1.27         Convertible Subordinated Notes Claims means all Claims (excluding Existing Securities Law Claims) against KV, as issuer, arising under the Convertible Subordinated Notes and the Convertible Subordinated Notes Indenture (and related documents).

1.28         Convertible Subordinated Notes Indenture means that certain indenture dated as of May 16, 2003 (as amended, modified or supplemented from time to time), between KV, as issuer, and the Convertible Subordinated Notes Indenture Trustee, related to the Convertible Subordinated Notes, including all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith (in each case, as amended, modified or supplemented from time to time).

1.29         Convertible Subordinated Notes Indenture Trustee means Deutsche Bank Trust Company Americas, solely in its capacity as indenture trustee under the Convertible Subordinated Notes Indenture.

1.30         Creditors’ Committee means the statutory committee of unsecured creditors appointed in the Reorganization Cases in accordance with section 1102 of the Bankruptcy Code, as the same may be reconstituted from time to time.

1.31         Cure Amount has the meaning set forth in Section 10.3 of this Plan.

1.32         Cure Dispute has the meaning set forth in Section 10.3 of this Plan.

1.33         Cure Schedule has the meaning set forth in Section 10.3 of this Plan.

1.34         Current D&O Indemnity Reserve means Cash in the amount of $2,000,000 to be reserved by the Debtors or Reorganized Debtors, as the case may be, on the Effective Date, which reserve shall be used for the purpose of indemnifying, defending, reimbursing, exculpating, advancing fees and expenses to, or limiting the liability of directors or officers who were directors or officers of any of the Debtors at any time after the Petition Date, against any Causes of Action or Claims.

1.35         Current Officer Employment Agreements has the meaning set forth in Section 10.6 of this Plan.

1.36         D&O Claim Committee means that certain committee, the members of which shall be identified in a filing to be included in the Plan Supplement.

1.37         Debtor(s) means, individually or collectively, as the context requires:  KV; K-V Discovery Solutions, Inc.; DrugTech Corporation; FP1096, Inc.; K-V Generic Pharmaceuticals, Inc.; K-V Solutions USA, Inc.; Ther-Rx Corporation; and Zeratech Technologies USA, Inc.

1.38         DIP Agent means Silver Point, solely in its capacity as administrative agent under the DIP Credit Agreement, and any of its successors or assigns.

1.39         DIP Claims means all Claims held by the DIP Agent and/or the DIP Lenders arising under or pursuant to the DIP Credit Agreement, including, without limitation, Claims for all principal amounts outstanding, interest, fees, reasonable and documented expenses, costs and other charges of the DIP Agent and the DIP Lenders.

1.40         DIP Credit Agreement means that certain senior secured priming debtor-in-possession term loan agreement, dated December 11, 2012, by and among KV, as borrower, each of the other Debtors, as guarantors, the DIP Agent, and the DIP Lenders (as may be amended, modified or supplemented from time to time on the terms and conditions set forth therein), and including any and all documents and instruments executed in connection therewith.

1.41         DIP Lenders means the lenders party to the DIP Credit Agreement from time to time.

1.42         DIP Loan means the senior secured priming debtor-in-possession term loan by and among KV, as borrower, the other Debtors as guarantors, the DIP Agent, and the DIP Lenders, the terms of which are set forth in the DIP Credit Agreement.

1.43         Disallowed means a finding of the Bankruptcy Court in a Final Order, or provision in the Plan providing, that a Disputed Claim shall not be an Allowed Claim.

1.44         Disbursing Agent means the entity, which may be a Reorganized Debtor, designated by the Debtors or the Reorganized Debtors to distribute the Plan Consideration, the New First Lien Term Loan and the New First Lien Lender Stock.

1.45         Disclosure Statement means the disclosure statement that relates to this Plan, as such disclosure statement may be amended, modified, or supplemented from time to time (including all exhibits and schedules annexed thereto or referred to therein).

1.46         Disclosure Statement Hearing means a hearing held by the Bankruptcy Court to consider approval of the Disclosure Statement as containing adequate information as required by section 1125 of the Bankruptcy Code, as the same may be adjourned or continued from time to time.

1.47         Disputed Claim means, as of any relevant date, any Claim, or any portion thereof: (a) that is not an Allowed Claim or Disallowed Claim as of the relevant date; or (b) for which a proof of Claim or Interest has been timely filed with the Bankruptcy Court or a written request for payment has been made, to the extent the Debtors or any party in interest has interposed a timely objection or request for estimation, which objection or request for estimation has not been withdrawn or determined by a Final Order as of the relevant date.

1.48         Disputed Claims Reserves means, collectively, the Disputed General Unsecured Claims Reserve and the Disputed Priority Claims Reserve.

1.49         Disputed General Unsecured Claims Reserve has the meaning set forth in Section 9.3(c) of this Plan.

1.50         Disputed Priority Claims Reserve has the meaning set forth in Section 9.3(b) of this Plan.

1.51         Distribution Date means:  (a) the Initial Distribution Date; (b) any Interim Distribution Date; or (c) the Final Distribution Date, as the context requires.

1.52         Distribution Record Date means, with respect to all Classes for which distributions are to be made under the Plan (other than Classes 3 and 6), the third Business Day after the Confirmation Date or such other later date as shall be established by the Bankruptcy Court in the Confirmation Order.

1.53         DTC means The Depository Trust Company.

1.54         Effective Date means the first Business Day on which all conditions to the Effective Date set forth in Section 11.2 hereof have been satisfied or waived, and no stay of the Confirmation Order is in effect.

1.55         Equitably Subordinated Claim means:  (a) subject to Section 7.16 hereof, any Hermelin Claim; or (b) any other Claim subject to subordination pursuant to section 510(c) of the Bankruptcy Code.

1.56         Estate means each estate created in the Reorganization Cases pursuant to section 541 of the Bankruptcy Code.

1.57         Estimation Order means an order or orders of the Bankruptcy Court estimating for voting and/or distribution purposes (under section 502(c) of the Bankruptcy Code) the allowed amount of any Claim.  The defined term Estimation Order includes the Confirmation Order if the Confirmation Order grants the same relief that would have been granted in a separate Estimation Order.

1.58         ETHEX Criminal Fine Claims means all Claims against any Debtor arising from or relating to that certain action captioned United States of America v. ETHEX Corporation, No. 4:10-CR-00117 (ERW) (E.D. Mo.), including, without limitation, Claims relating to criminal fines or other amounts required to be paid pursuant to the March 2, 2010 judgment entered by the United States District Court for the Eastern District of Missouri in such action (as subsequently modified by order dated November 16, 2010).

1.59         ETHEX Criminal Fine Settlement Order means an order of the Bankruptcy Court that, among other things, approves a settlement, in form and substance acceptable to the Debtors and acceptable in amount to the DIP Agent, among the applicable Debtors and the United States Attorney for the Eastern District of Missouri relating to the ETHEX Criminal Fine Claims.

1.60         Existing KV Interests means the Interests in KV outstanding prior to the Effective Date.

1.61         Existing Securities Law Claim means any Claim, whether or not the subject of an existing lawsuit: (a) arising from rescission of a purchase or sale of any securities of any Debtor or an affiliate of any Debtor; (b) for damages arising from the purchase or sale of any such security; (c) for violations of the securities laws, misrepresentations, or any similar Claims, including, to the extent related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, any attorneys’ fees, other charges, or costs incurred on account of the foregoing Claims; or (d) except as otherwise provided for in this Plan, including Section 12.12 hereof, for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim.

1.62         Fee Claim means a Claim by a Professional Person for compensation, indemnification or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103(a) of the Bankruptcy Code in connection with the Reorganization Cases.

1.63         Final Distribution Date means the first Business Day that is 20 Business Days after the date on which all Disputed Claims have been resolved by Final Order (or such earlier or later date as may be reasonably determined by the Reorganized Debtors).

1.64         Final DIP Order means that certain Final Order (1) Authorizing Postpetition Financing, (2) Granting Liens and Providing Superpriority Administrative Expense Priority, (3) Authorizing Use of Cash Collateral and Providing for Adequate Protection, and (4) Modifying the Automatic Stay, Pursuant to Sections 105, 361, 362, 363, 364 and 507(b) of the Bankruptcy Code and Bankruptcy Rules 2002, 4001, and 9014 [Docket No. 497], as may be amended, modified or supplemented by the Bankruptcy Court from time to time.

1.65         Final Order means an order, ruling or judgment of the Bankruptcy Court (or other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases (or by the clerk of such other court of competent jurisdiction on the docket of such court) that: (a) is in full force and effect; (b) is not stayed; and (c) is no longer subject to review, reversal, modification or amendment, by appeal or writ of certiorari; provided, however, that the possibility that a motion under Rule 50 or 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Civil Procedure or Bankruptcy Rules, may be filed relating to such order, ruling or judgment shall not cause such order, ruling or judgment not to be a Final Order.

1.66         General Unsecured Claim means any Claim other than: (a) a Secured Claim, including DIP Claims, Other Secured Claims, and Senior Secured Notes Claims; (b) an Administrative Expense Claim; (c) a Fee Claim; (d) a Priority Tax Claim; (e) a Priority Non-Tax Claim; (f) a Qui Tam Claim; (g) an ETHEX Criminal Fine Claim; (h) a Convertible Subordinated Notes Claim; (i) an Intercompany Claim; (j) an Existing Securities Law Claim; (k) an Equitably Subordinated Claim; and (l) U.S. Trustee Fees, and shall not include Claims that are Disallowed or released, whether by operation of law or pursuant to order of the Bankruptcy Court, written release or settlement, the provisions of this Plan or otherwise.

1.67         General Unsecured Claims Distribution means Cash in the amount of $1,487,500.

1.68         Hermelin Claims mean all Claims against any Debtor asserted by or on behalf of Marc S. Hermelin, including, without limitation, the Hermelin Indemnification Claims and all other Claims asserted in the proof of claim assigned Claim No. 151 by the Claims Agent.

1.69         Hermelin Indemnification Claims mean all Claims against any Debtor asserted by or on behalf of Marc S. Hermelin relating to alleged indemnification obligations of any such Debtor in favor of Marc S. Hermelin, including pursuant to that certain Indemnification Agreement, dated as of October 29, 2008, by and between Marc S. Hermelin and KV (as may have been amended, modified and/or supplemented).

1.70         Initial Distribution Date means the Effective Date or as soon thereafter as is practicable.

1.71         Intercompany Claim means any Claim (including an Administrative Expense Claim), Cause of Action, or remedy asserted by a Debtor against another Debtor.

1.72         Intercompany Interest means any Interest held by a Debtor in another Debtor.

1.73         Interest means the interest (whether legal, equitable, contractual or other rights) of any holders of equity securities of any of the Debtors represented by shares of common or preferred stock or other instruments evidencing an ownership interest in any of the Debtors, whether or not certificated, transferable, voting or denominated “stock” or a similar security, and any Claim or Cause of Action related to or arising from the foregoing, or any option, warrant or right, contractual or otherwise, to acquire any such interest.

1.74         Interim Distribution Date means any date, other than the Final Distribution Date, after the Initial Distribution Date on which the Reorganized Debtors determine, that an interim distribution should be made to holders of Allowed Claims in light of, inter alia, resolutions of Disputed Claims and the administrative costs of such a distribution.

1.75         KV means K-V Pharmaceutical Company, one of the Debtors.

1.76         Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.77         Majority Senior Secured Noteholders means the holders of more than 50% of the outstanding principal amount of Senior Secured Notes.

1.78         Management Incentive Plan means the combination of cash, equity, and other equity-based compensation that will be established for certain members of management of the Reorganized Debtors on the Effective Date and shall be on terms acceptable to the Debtors and the DIP Agent.  A copy of the Management Incentive Plan shall be contained in the Plan Supplement.

1.79         New Common Stock means, collectively, up to 11,969,248 shares of common stock of Reorganized KV, par value $0.01, to be issued by Reorganized KV in connection with the implementation of, and as authorized by, this Plan.

1.80         New Common Stock Securities means, collectively, New Common Stock and options, warrants, or other securities convertible into New Common Stock, to be issued by Reorganized KV in connection with the implementation of, and as authorized by, this Plan.

1.81         New Stockholders Agreement means the stockholders agreement, to be dated as of the Effective Date, among Reorganized KV and each of the Persons receiving New Common Stock Securities under the Plan, which shall be in a form acceptable to the Debtors and acceptable to the DIP Agent, and a substantially final form of which will be contained in the Plan Supplement.

1.82         New First Lien Agent means Silver Point, solely in its capacity as administrative agent under the New First Lien Term Loan Agreement, and any of its successors or assigns.

1.83         New First Lien Lender Stock means 15% of the New Common Stock, subject to dilution by (a) the Rights Offering Stock and (b) New Common Stock Securities issued pursuant to the Management Incentive Plan.

1.84         New First Lien Lenders means the lenders party to the New First Lien Term Loan Agreement, which lenders shall be the DIP Lenders or one or more of their affiliates or funds, unless otherwise agreed to by the Debtors or the Reorganized Debtors, as applicable.

1.85         New First Lien Term Loan means the first lien term loan facility provided under the New First Lien Term Loan Agreement, the terms of which shall be set forth in the New First Lien Term Loan Agreement, and which first lien term loan facility shall (a) mature on the date that is three (3) years after the Effective Date, (b) be in the original principal amount of $85,000,000 plus in-kind interest accrued under the DIP Loan, if any, and (c) be funded by the New First Lien Lenders on the Effective Date.

1.86         New First Lien Term Loan Agreement means that certain first lien term loan agreement, by and among Reorganized KV, as borrower, those entities identified as “guarantors” in the New First Lien Term Loan Agreement, the New First Lien Agent, and the New First Lien Lenders (as may be amended, modified or supplemented from time to time on the terms and conditions set forth therein), to be dated as of the Effective Date, the principal terms of which shall be contained in the Plan Supplement, and including any and all documents and instruments executed in connection therewith, the forms of which shall be acceptable to the Debtors and acceptable to the DIP Agent.

1.87         New First Lien Term Loan Commitment Premium means an amount equal to (a) 5% of the original principal amount of the New First Lien Term Loan, less (b) any amounts previously paid by the Debtors as a DIP Commitment Premium (as defined in the DIP Credit Agreement), which shall be payable in Cash on the Effective Date to the New First Lien Agent for the benefit of the New First Lien Lenders, pursuant to the terms of the New First Lien Term Loan Agreement, in consideration of the New First Lien Lenders’ extensions of credit under the New First Lien Term Loan.

1.88         New Intercreditor Agreement means that certain agreement by and among Reorganized KV, the New First Lien Agent (on behalf of itself and the New First Lien Lenders) and the New Second Lien Agent (on behalf of itself and the New Second Lien Lenders) (as may be amended, modified or supplemented from time to time on the terms and conditions set forth therein), to be dated as of the Effective Date, which shall be contained in the Plan Supplement, the form of which shall be acceptable to the Debtors and the DIP Agent.

1.89         New Second Lien Agent means Silver Point, solely in its capacity as administrative agent under the New Second Lien Term Loan Agreement, and any of its successors or assigns.

1.90         New Second Lien Lenders means the lenders party to the New Second Lien Term Loan Agreement.

1.91         New Second Lien Term Loan means the second lien term loan facility provided under the New Second Lien Term Loan Agreement, the terms of which shall be set forth in the New Second Lien Term Loan Agreement, and which second lien term loan facility shall (a) mature on the date that is last day of the sixty-sixth (66) month after the Effective Date, (b) be in the original principal amount of $50,000,000, and (c) be issued to the holders of Senior Secured Notes Claims on account of such Senior Secured Notes Claims.

1.92         New Second Lien Term Loan Agreement means that certain second lien term loan agreement, by and among Reorganized KV, as borrower, those entities identified as “guarantors” in the New Second Lien Term Loan Agreement, the New Second Lien Agent, and the New Second Lien Lenders (as may be amended, modified or supplemented from time to time on the terms and conditions set forth therein), to be dated as of the Effective Date, the principal terms of which shall be contained in the Plan Supplement, and including any and all documents and instruments executed in connection therewith, the forms of which shall be acceptable to the Debtors and acceptable to the DIP Agent.

1.93         Other Secured Claim means any Secured Claim against a Debtor other than (a) DIP Claims or (b) Senior Secured Notes Claims.

1.94         Person means any individual, corporation, partnership, association, indenture trustee, limited liability company, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, Interest holder, or any other entity or organization.

1.95         Petition Date means August 4, 2012, the date on which the Debtors commenced the Reorganization Cases.

1.96         Plan means this first amended joint chapter 11 plan proposed by the Debtors, including, without limitation, the exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time with the consent of the DIP Agent, and in accordance with the provisions of the Bankruptcy Code and the terms hereof or thereof.

1.97         Plan Consideration means, with respect to any Class of Claims entitled to a distribution under this Plan, Cash, New Common Stock, and/or the New Second Lien Term Loan, as the context requires.

1.98         Plan Distribution means the payment or distribution under the Plan of the Plan Consideration.

1.99         Plan Documents means the documents, other than this Plan, to be executed, delivered, assumed, and/or performed in connection with the consummation of this Plan, including, without limitation, the documents to be included in the Plan Supplement, the First Lien Term Loan Agreement, the Second Lien Term Loan Agreement, the New Intercreditor Agreement, the New Stockholders Agreement, the Amended Certificates of Incorporation of the applicable Reorganized Debtors, the Amended By-laws of the applicable Reorganized Debtors, the Management Incentive Plan, the Schedule of Assumed Contracts and Leases, the notice of the D&O Claim Committee composition, and any and all exhibits to the Plan and the Disclosure Statement; provided, that all Plan Documents shall be acceptable to the DIP Agent.

1.100       Plan Supplement means the supplemental appendix to this Plan, to be filed no later than five (5) calendar days prior to the deadline for Ballots to be received in connection with voting on the Plan, which will contain, among other things, draft forms, signed copies, or summaries of material terms, as the case may be, of the Plan Documents.

1.101       Priority Non-Tax Claim means any Claim, other than an Administrative Expense Claim, a Fee Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

1.102       Priority Tax Claim means any Claim of a governmental unit (as defined in section 101(27) of the Bankruptcy Code) of the kind entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.103       Professional Person(s) means all Persons retained by order of the Bankruptcy Court in connection with the Reorganization Cases, pursuant to sections 327, 328, 330 or 1103 of the Bankruptcy Code, excluding any ordinary course professionals retained pursuant to order of the Bankruptcy Court.

1.104       Pro Rata Share means:  (a) with respect to any distribution on account of an Allowed Claim, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed Claims in its Class; (b) with respect to any distribution to a New First Lien Lender (including, without limitation, any distribution of New First Lien Lender Stock), a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such New First Lien Lender’s loans outstanding under the New First Lien Term Loan Agreement (as of the Effective Date) bears to the aggregate amount of the loans outstanding under the New First Lien Term Loan Agreement as of the Effective Date; and (c) with respect to any distribution of Rights, Rights in an amount equal to (i) the ratio (expressed as a percentage) that the amount of the corresponding Allowed Convertible Subordinated Notes Claim bears to the aggregate amount of Allowed Convertible Subordinated Notes Claims multiplied by (ii) the Rights Offering Amount.

1.105       Qui Tam Claims means all Claims against any Debtor arising from or relating to that certain action captioned United States ex rel. Constance Conrad v. Abbott Laboratories, Inc. et al., No. 02-CV-11738-NG (D. Mass), or arising from or relating to the settlement agreement entered into by KV in connection therewith.

1.106       Qui Tam Settlement Order means an order of the Bankruptcy Court that, among other things, approves a settlement, in form and substance acceptable to the Debtors, and acceptable in amount to the DIP Agent, among the applicable Debtors, Constance Conrad and the United States Department of Justice relating to the Qui Tam Claims.

1.107       Released Parties means, collectively: (a) the Debtors and their respective affiliates; (b) the DIP Agent; (c) the DIP Lenders; (d) the New First Lien Agent; (e) the New First Lien Lenders; (f) the New Second Lien Agent; (g) the New Second Lien Lenders; (h) holders of Senior Secured Notes Claims; (i) holders of Convertible Subordinated Notes Claims; (j) the Senior Secured Notes Indenture Trustee; (k) the Convertible Subordinated Notes Indenture Trustee; (l) the Creditors’ Committee and its members, each solely in its capacity as such; (m) the Ad Hoc Senior Secured Noteholders Group and each member thereof; (each of (a) through (m), solely in its capacity as such); and (n) each of the foregoing parties’ current officers, affiliates, partners, directors, employees, agents, members, advisors and professionals (including any attorneys, consultants, financial advisors, investment bankers and other professionals retained by such Persons), together with their respective successors and assigns, each solely in its capacity as such; provided, however, that such attorneys and professional advisors shall only include those that provided services related to the Reorganization Cases and the transactions contemplated by this Plan; provided, further, that no Person shall be a Released Party if it objects to and/or opts out of the releases provided for in Article XII of this Plan.

1.108       Reorganization Cases means the jointly-administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date in the Bankruptcy Court and captioned In re K-V Discovery Solutions, Inc., et al., No. 12-13346 (ALG) (Jointly Administered).

1.109       Reorganized Debtor means the applicable reorganized Debtor or any successors thereto by merger, consolidation or otherwise, on and after the Effective Date, after giving effect to the restructuring transactions occurring on the Effective Date in accordance with this Plan.

1.110       Reorganized KV means KV on and after the Effective Date.

1.111       Rights means the non-transferable, non-certificated rights to acquire Rights Offering Stock on the Effective Date at the Rights Exercise Price in accordance with the terms and conditions of the Rights Offering.

1.112       Rights Exercise Price means the purchase price for each share of Rights Offering Stock, as set forth in the Rights Offering Procedures and approved by the Bankruptcy Court.  The Rights Exercise Price for the Rights Offering Stock will be set at a level sufficient to imply a recovery on account of the Senior Secured Notes equal to par plus accrued prepetition and postpetition interest on the Senior Secured Notes through the Effective Date.

1.113       Rights Offering means the offering to purchase the Rights Offering Stock, which shall be available to each holder of Allowed Convertible Subordinated Notes Claims that votes to accept the Plan, in proportion to such holder’s Pro Rata Share of the Convertible Subordinated Notes, as described in Section 7.12 hereof and set forth in the Rights Offering Procedures.

1.114       Rights Offering Amount means up to $20,000,000.

1.115       Rights Offering Procedures means the procedures governing the Rights Offering, which procedures shall be filed with the Bankruptcy Court no later than five (5) calendar days prior to the Disclosure Statement Hearing.  A copy of the Rights Offering Procedures will be attached as an exhibit to the Disclosure Statement.

1.116       Rights Offering Stock means New Common Stock issued pursuant to the Rights Offering.  The Rights Offering Stock shall be subject to dilution from the New Common Stock Securities issued pursuant to the Management Incentive Plan.

1.117       Run Off D&O Policy has the meaning set forth in Section 7.5(c) of this Plan.

1.118       Schedule of Assumed Contracts and Leases means a schedule of the contracts and leases to be assumed pursuant to section 365 of the Bankruptcy Code and Section 10.1 hereof, which shall be filed by the Debtors at least five (5) calendar days prior to the deadline for Ballots to be received in connection with voting on the Plan, and which shall be acceptable to the Debtors and the DIP Agent, as such schedule may be amended from time to time on or before the Confirmation Date.

1.119       Schedules has the meaning set forth in Section 9.3(b) of this Plan.

1.120       Secured Claim means a Claim, either as set forth in this Plan, as agreed to by the Holder of such Claim and the Debtors or as determined by a Final Order in accordance with sections 506(a) and 1111(b) of the Bankruptcy Code: (a) that is secured by a valid, perfected and enforceable Lien on Collateral, to the extent of the value of the Claim holder’s interest in such Collateral as of the Confirmation Date; or (b) to the extent that the holder thereof has a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

1.121       Senior Secured Notes mean the 12% Senior Secured Notes due March 15, 2015 issued pursuant to the Senior Secured Notes Indenture, in the original aggregate principal amount of $225,000,000 with an original aggregate purchase amount of $218,250,000 paid by the original beneficial holders of the Senior Notes.

1.122      Senior Secured Notes Claims means all Claims (including undersecured claims, if any, pursuant to section 506 of the Bankruptcy Code, but excluding Existing Securities Law Claims) against KV, as issuer, and each of the other Debtors, as guarantors, arising under the Senior Secured Notes and the Senior Secured Notes Indenture (and related documents).

1.123      Senior Secured Notes Indenture means that certain indenture dated as of March 17, 2011 (as amended, modified or supplemented from time to time), between KV, as issuer, each of the other Debtors, as guarantors, and the Senior Secured Notes Indenture Trustee, related to the Senior Secured Notes, including all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith (in each case, as amended, modified or supplemented from time to time).

1.124      Senior Secured Notes Indenture Trustee means Wilmington Trust National Association as successor by merger to Wilmington Trust FSB, solely in its capacity as indenture trustee and collateral agent under the Senior Secured Notes Indenture.

1.125      Senior Secured Notes Indenture Trustee Claim means all Claims of the Senior Secured Notes Indenture Trustee for reasonable and documented fees and expenses under the terms of the Senior Secured Notes Indenture (including, but not limited to, the reasonable and documented fees, costs and expenses incurred by the Senior Secured Notes Indenture Trustee’s professionals).

1.126      Silver Point means Silver Point Finance, LLC.

1.127      Subsidiary means any corporation, association or other business entity of which at least the majority of the securities or other ownership interest is owned or controlled by a Debtor and/or one or more subsidiaries of the Debtor.

1.128      U.S. Trustee means the United States Trustee for the Southern District of New York.

1.129      U.S. Trustee Fees means fees arising under 28 U.S.C. § 1930(a)(6) and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.

B.           Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in this Plan are to the respective section in, or exhibit to, this Plan.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein.  Whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.  Except for the rules of construction contained in sections 102(5) of the Bankruptcy Code, which shall not apply, the rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.  Any reference in this Plan to a contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, and any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented.  Subject to the provisions of any contract, certificates or articles of incorporation, by-laws, instruments, releases, or other agreements or documents entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.  The captions and headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.  Any reference to an entity as a holder of a Claim or Interest includes that entity’s successors and assigns.

C.           Appendices and Plan Documents.

All Plan Documents and appendices to the Plan are incorporated into the Plan by reference and are a part of the Plan as if set forth in full herein.  The documents contained in the exhibits and Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.  Holders of Claims and Interests may inspect a copy of the Plan Documents, once filed, in the Office of the Clerk of the Bankruptcy Court during normal business hours, or via the Claims Agent’s website at http://dm.epiq11.com/KVD, or obtain a copy of the Plan Documents by a written request sent to the Claims Agent at the following address:

Epiq Bankruptcy Solutions, LLC
FDR Station
P.O. Box 5014
New York, NY 10150-5014

ARTICLE II.

RESOLUTION OF CERTAIN INTER-CREDITOR AND INTER-DEBTOR ISSUES

2.1.          Settlement of Certain Inter-Creditor Issues.

The treatment of Claims and Interests under this Plan represents, among other things, the settlement and compromise of certain potential inter-creditor disputes.

2.2.          Formation of Debtor Groups for Convenience Purposes.

The Plan groups the Debtors together solely for purposes of describing treatment under the Plan, confirmation of the Plan and making Plan Distributions in respect of Claims against and Interests in the Debtors under the Plan.  Such groupings shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, nor cause the transfer of any assets; and, except as otherwise provided by or permitted in the Plan, and with the consent of the DIP Agent, all Debtors shall continue to exist as separate legal entities.  Notwithstanding the foregoing, the Debtors reserve the right to seek, with the consent of the DIP Agent, to substantively consolidate any two or more Debtors, provided that such substantive consolidation does not materially and adversely impact the amount of the distributions to any Person under the Plan.

2.3.          Intercompany Claims.

Notwithstanding anything to the contrary herein, on or after the Effective Date, any and all Intercompany Claims will be adjusted (including by contribution, distribution in exchange for new debt or equity, or otherwise), paid, continued, or discharged to the extent reasonably determined appropriate by the Reorganized Debtors.  Any such transaction may be effected on or subsequent to the Effective Date without any further action by the Bankruptcy Court or by the stockholders of any of the Reorganized Debtors.

ARTICLE III.

ADMINISTRATIVE EXPENSE CLAIMS,
FEE CLAIMS, U.S. TRUSTEE FEES AND PRIORITY TAX CLAIMS

This Plan constitutes a joint plan of reorganization for each of the Debtors.  All Claims and Interests, except Administrative Expense Claims, Fee Claims, U.S. Trustee Fees and Priority Tax Claims, are placed in the Classes set forth in Article IV below.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Fee Claims, U.S. Trustee Fees and Priority Tax Claims of the Debtors have not been classified, and the holders thereof are not entitled to vote on this Plan.  A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

A Claim or Interest also is placed in a particular Class for all purposes, including voting, confirmation and distribution under this Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code.  However, a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date.

3.1.          DIP Claims.

In full satisfaction, settlement, release and discharge of the Allowed DIP Claims, on the Effective Date, all Allowed DIP Claims shall be paid in full in Cash on the Effective Date from the proceeds of the New First Lien Term Loan.  Upon payment and satisfaction in full of all Allowed DIP Claims, all Liens and security interests granted to secure such obligations, whether in the Reorganization Cases or otherwise, shall be terminated and of no further force or effect.

3.2.          Administrative Expense Claims.

(a)           Time for Filing Administrative Expense Claims.

The holder of an Administrative Expense Claim, other than the holder of:

(i)	a DIP Claim;

(ii)	a Fee Claim;

(iii)	a 503(b)(9) Claim;

(iv)	an Administrative Expense Claim that has been Allowed on or before the Effective Date;

(v)	an Administrative Expense Claim for an expense or liability incurred and payable in the ordinary course of business by a Debtor;

(vi)
an Administrative Expense Claim on account of fees and expenses incurred on or after the Petition Date by ordinary course professionals retained by the Debtors pursuant to an order of the Bankruptcy Court;

(vii)
an Administrative Expense Claim held by a current officer, director or employee of the Debtors for indemnification, contribution, or advancement of expenses pursuant to:  (A) any Debtor’s certificate of incorporation, by-laws, or similar organizational document, or (B) any indemnification or contribution agreement approved by the Bankruptcy Court;

(viii)
an Administrative Expense Claim arising, in the ordinary course of business, out of the employment by one or more Debtors of an individual from and after the Petition Date, but only to the extent that such Administrative Expense Claim is solely for outstanding wages, commissions, accrued benefits, or reimbursement of business expenses;

(ix)	an Ad Hoc Senior Secured Noteholders Group Fee Claim; and

(x)	a Senior Secured Notes Indenture Trustee Claim,

must file with the Bankruptcy Court and serve on the Debtors, the Claims Agent, and the Office of the United States Trustee, proof of such Administrative Expense Claim within thirty (30) days after the Effective Date (the “Administrative Bar Date”).  Such proof of Administrative Expense Claim must include at a minimum:  (i) the name of the applicable Debtor that is purported to be liable for the Administrative Expense Claim and if the Administrative Expense Claim is asserted against more than one Debtor, the exact amount asserted to be owed by each such Debtor; (ii) the name of the holder of the Administrative Expense Claim; (iii) the amount of the Administrative Expense Claim; (iv) the basis of the Administrative Expense Claim; and (v) supporting documentation for the Administrative Expense Claim.  FAILURE TO FILE AND SERVE SUCH PROOF OF ADMINISTRATIVE EXPENSE CLAIM TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE EXPENSE CLAIM BEING FOREVER BARRED AND DISCHARGED.

(b)           Treatment of Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date an Administrative Expense Claim becomes an Allowed Claim, the holder of such Allowed Administrative Expense Claim shall receive from the applicable Reorganized Debtor Cash in an amount equal to such Allowed Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents relating to, such liabilities.

In the case of the Senior Secured Notes Indenture Trustee Claim, such Claim will be paid in the ordinary course of business (subject to the Debtors’ prior receipt of invoices and reasonable documentation in connection therewith and without the requirement to file a fee application with the Bankruptcy Court) but no later than the Effective Date; provided, that such fees, costs and expenses are reimbursable under the terms of the Senior Secured Notes Indenture; and provided, further, that the Senior Secured Notes Indenture Trustee will receive payment in the ordinary course of business (subject to the Reorganized Debtors’ prior receipt of invoices and reasonable documentation in connection therewith) for all reasonable fees, costs, and expenses incurred after the Effective Date in connection with the implementation of any provisions of this Plan (not to exceed $25,000).

In the case of the Ad Hoc Senior Secured Noteholders Group Fee Claims, such Ad Hoc Senior Secured Noteholders Group Fee Claims will be paid in full in Cash on the Effective Date for all reasonable fees and expenses incurred up to the Effective Date (to the extent not previously paid), subject to the Debtors’ prior receipt of invoices and reasonable documentation in connection therewith and without the requirement to file a fee application with the Bankruptcy Court.  In the event that the Debtors dispute all or a portion of the Ad Hoc Senior Secured Noteholders Group Fee Claims, the Debtors shall pay the undisputed amount of such Ad Hoc Senior Secured Noteholders Group Fee Claims, and segregate the remaining portion of such Ad Hoc Senior Secured Noteholders Group Fee Claims until such dispute is resolved by the parties or by the Bankruptcy Court.

3.3.          Fee Claims.

(a)           Time for Filing Fee Claims.

Any Professional Person seeking allowance by the Bankruptcy Court of a Fee Claim shall file its respective final application for allowance of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date no later than forty-five (45) calendar days after the Effective Date.  Objections to such Fee Claims, if any, must be filed and served pursuant to the procedures set forth in the Confirmation Order no later than sixty-five (65) calendar days after the Effective Date or such other date as established by the Bankruptcy Court.

(b)           Treatment of Fee Claims.

All Professional Persons seeking allowance by the Bankruptcy Court of a Fee Claim shall be paid in full in such amounts as are approved by the Bankruptcy Court: (i) upon the later of (x) the Effective Date, and (y) fourteen (14) calendar days after the date upon which the order relating to the allowance of any such Fee Claim is entered, or (ii) upon such other terms as may be mutually agreed upon between the holder of such Fee Claim and the Reorganized Debtors.  On the Effective Date, to the extent known, the Reorganized Debtors shall reserve and hold in a segregated account Cash in an amount equal to the accrued but unpaid Fee Claims as of the Effective Date, which Cash shall be disbursed solely to the holders of Allowed Fee Claims with the remainder to be reserved until all Allowed Fee Claims have been paid in full or all remaining Fee Claims have been Disallowed by Final Order, at which time any remaining Cash in the segregated account shall become the sole and exclusive property of the Reorganized Debtors.

3.4.          U.S. Trustee Fees.

The Debtors or Reorganized Debtors, as applicable, shall pay all outstanding U.S. Trustee Fees of a Debtor on an ongoing basis on the later of: (i) the Effective Date; and (ii) the date such U.S. Trustee Fees become due, until such time as a final decree is entered closing the applicable Reorganization Case, the applicable Reorganization Case is converted or dismissed, or the Bankruptcy Court orders otherwise.

3.5.          Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to different treatment, each holder of an Allowed Priority Tax Claim shall receive, in the Debtors or Reorganized Debtors’ discretion, either: (i) on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date a Priority Tax Claim becomes an Allowed Claim, Cash in an amount equal to such Claim, or (ii) deferred Cash payments following the Effective Date, over a period ending not later than five (5) years after the Petition Date, in an aggregate amount equal to the Allowed amount of such Priority Tax Claim (with any interest to which the holder of such Priority Tax Claim may be entitled calculated in accordance with section 511 of the Bankruptcy Code); provided, however, that all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as they become due.

ARTICLE IV.

CLASSIFICATION OF CLAIMS AND INTERESTS

4.1.          Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors, and specifies which Classes are: (i) impaired or unimpaired by this Plan; (ii) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code; and (iii) deemed to accept or reject this Plan.

Class	Designation	Impairment	Entitled to Vote
Class 1	Priority Non-Tax Claims	No	No (Deemed to accept)
Class 2	Other Secured Claims	No	No (Deemed to accept)
Class 3	Senior Secured Notes Claims	Yes	Yes
Class 4	ETHEX Criminal Fine Claims	Yes	Yes
Class 5	Qui Tam Claims	Yes	Yes
Class 6	Convertible Subordinated Notes Claims	Yes	Yes
Class 7	General Unsecured Claims	Yes	Yes
Class 8(a)	Existing Securities Law Claims	Yes	No (Deemed to reject)
Class 8(b)	Equitably Subordinated Claims	Yes	No (Deemed to reject)
Class 9	Existing KV Interests	Yes	No (Deemed to reject)

4.2.          Unimpaired Classes of Claims.

The following Classes of Claims are unimpaired and, therefore, deemed to have accepted this Plan and are not entitled to vote on this Plan under section 1126(f) of the Bankruptcy Code.

(a)           Class 1: Class 1 consists of all Priority Non-Tax Claims.

(b)           Class 2: Class 2 consists of all Other Secured Claims.

4.3.          Impaired Classes of Claims and Interests.

(a)           The following Classes of Claims are impaired and entitled to vote on this Plan:

(i)	Class 3: Class 3 consists of all Senior Secured Notes Claims.

(ii)	Class 4: Class 4 consists of all ETHEX Criminal Fine Claims.

(iii)	Class 5: Class 5 consists of all Qui Tam Claims.

(iv)	Class 6: Class 6 consists of all Convertible Subordinated Notes Claims.

(v)	Class 7: Class 7 consists of all General Unsecured Claims.

(b)           The following Classes of Claims and Interests are impaired and deemed to have rejected this Plan and, therefore, are not entitled to vote on this Plan under section 1126(g) of the Bankruptcy Code:

(i)	Class 8(a): Class 8(a) consists of all Existing Securities Law Claims.

(ii)	Class 8(b): Class 8(b) consists of all Equitably Subordinated Claims.

(iii)	Class 9: Class 9 consists of all Existing KV Interests.

4.4.          Separate Classification of Other Secured Claims.

Although all Other Secured Claims have been placed in one Class for purposes of nomenclature, each Other Secured Claim, to the extent secured by a Lien on Collateral different than that securing any other Other Secured Claims, shall be treated as being in a separate sub-Class for the purpose of receiving Plan Distributions.

ARTICLE V.

TREATMENT OF CLAIMS AND INTERESTS

5.1.          Priority Non-Tax Claims (Class 1).

(a)           Treatment:  The legal, equitable and contractual rights of the holders of Priority Non-Tax Claims are unaltered by this Plan.  Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to different treatment, on the later of the Effective Date and the first Distribution Date after the applicable Priority Non-Tax Claim becomes an Allowed Claim, or as soon after such date as is reasonably practicable, each holder of an Allowed Priority Non-Tax Claim shall receive Cash from the applicable Reorganized Debtor in an amount equal to such Allowed Claim.

(b)           Voting:  The Priority Non-Tax Claims are not impaired Claims.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Priority Non-Tax Claims are conclusively presumed to accept this Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Allowed Priority Non-Tax Claims.

5.2.          Other Secured Claims (Class 2).

(a)           Treatment:  The legal, equitable and contractual rights of the holders of Other Secured Claims are unaltered by this Plan.  Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment, on the later of the Effective Date and the first Distribution Date after the applicable Other Secured Claim becomes an Allowed Claim, or as soon after such date as is reasonably practicable, each holder of an Allowed Other Secured Claim shall receive, at the election of the Reorganized Debtors: (i) Cash in an amount equal to such Allowed Claim; or (ii) such other treatment that will render the Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that Other Secured Claims incurred by a Debtor in the ordinary course of business may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto, in the discretion of the applicable Debtor or Reorganized Debtor, without further notice to or order of the Bankruptcy Court.  Each holder of an Allowed Other Secured Claim shall retain the Liens securing its Allowed Other Secured Claim as of the Effective Date until full and final payment of such Allowed Other Secured Claim is made as provided herein.  On the full payment or other satisfaction of such Claims in accordance with the Plan, the Liens securing such Allowed Other Secured Claim shall be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person.

(b)           Voting:  The Other Secured Claims are not impaired Claims.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Other Secured Claims are conclusively presumed to accept this Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Allowed Other Secured Claims.

(c)           Deficiency Claims:  To the extent that the value of the Collateral securing each Other Secured Claim is less than the Allowed amount of such Other Secured Claim, the undersecured portion of such Allowed Claim shall be treated for all purposes under this Plan as an Allowed General Unsecured Claim and shall be classified as a General Unsecured Claim.

5.3.          Senior Secured Notes Claims (Class 3).

(a)           Allowance:  On the Effective Date, the Senior Secured Notes Claims shall be deemed Allowed Claims and shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person.

(b)           Treatment:  On the Effective Date, or as soon as practicable thereafter, each holder of an Allowed Senior Secured Notes Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Claim, its Pro Rata Share of:  (i) the New Second Lien Term Loan; and (ii) 97% of the New Common Stock of Reorganized KV (less the New First Lien Lender Stock), subject to dilution by (a) the Rights Offering Stock and (b) New Common Stock Securities issued pursuant to the Management Incentive Plan.

(c)           Voting:  The Senior Secured Notes Claims are impaired Claims.  Holders of such Claims are entitled to vote to accept or reject the Plan, and the votes of such holders will be solicited with respect to such Allowed Senior Secured Notes Claims.

5.4.          ETHEX Criminal Fine Claims (Class 4).

(a)           Allowance:  On the Effective Date, the ETHEX Criminal Fine Claims shall be deemed Allowed Claims and shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person, to the extent provided in the ETHEX Criminal Fine Settlement Order.

(b)           Treatment:  The holders of the ETHEX Criminal Fine Claims shall receive, subject to the terms of this Plan and the ETHEX Criminal Fine Settlement Order and in full satisfaction, settlement, release, and discharge of, and in exchange for, such Claims, payment of such amounts and on such dates as provided in the ETHEX Criminal Fine Settlement Order.

(c)           Voting:  The ETHEX Criminal Fine Claims are impaired Claims.  Holders of such Claims are entitled to vote to accept or reject the Plan, and the votes of such holders will be solicited with respect to such ETHEX Criminal Fine Claims.

5.5.          Qui Tam Claims (Class 5)

(a)           Allowance:  On the Effective Date, the Qui Tam Claims shall be deemed Allowed Claims and shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person to the extent provided in the Qui Tam Settlement Order.

(b)           Treatment:  The holders of the Qui Tam Claims shall receive, subject to the terms of this Plan and the Qui Tam Settlement Order and in full satisfaction, settlement, release, and discharge of, and in exchange for, such Claims, payment of such amounts and on such dates as provided in the Qui Tam Settlement Order.

(c)           Voting:  The Qui Tam Claims are impaired Claims.  Holders of such Claims are entitled to vote to accept or reject the Plan, and the votes of such holders will be solicited with respect to such Qui Tam Claims.

5.6.          Convertible Subordinated Notes Claims (Class 6).

(a)           Allowance:  On the Effective Date, the Convertible Subordinated Notes Claims shall be deemed Allowed Claims and shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person, in aggregate amount equal to (i) $200,000,000, plus (ii) any unpaid interest that accrued prior to the Petition Date at the non-default rate set forth in the Convertible Subordinated Notes Indenture, and any other costs, expenses, fees and other obligations pursuant to the Convertible Subordinated Notes Indenture that accrued prior the Petition Date, in each case to the extent provided for in the Convertible Subordinated Notes Indenture.

(b)           Treatment:  On the Effective Date, or as soon thereafter as reasonably practicable, each holder of an Allowed Convertible Subordinated Notes Claim shall receive, subject to the terms of this Plan and in full satisfaction, settlement, release, and discharge of, and in exchange for, such Claim:

(i)	its Pro Rata Share of 3% of the New Common Stock, subject to dilution by (A) the Rights Offering Stock and (B) New Common Stock Securities issued pursuant to the Management Incentive Plan; and

(ii)	subject to such holder’s acceptance of the Plan, Rights in proportion to such holder’s Pro Rata Share of the Convertible Subordinated Notes.

(c)           Voting:  The Convertible Subordinated Notes Claims are impaired Claims.  Holders of such Claims are entitled to vote to accept or reject the Plan, and the votes of such holders will be solicited with respect to such Allowed Convertible Subordinated Notes Claims.

5.7.          General Unsecured Claims (Class 7).

(a)           Treatment:  Except to the extent that a holder of an Allowed General Unsecured Claim agrees to different treatment, on the later of the Effective Date and the first Distribution Date after the applicable General Unsecured Claim becomes an Allowed Claim, or as soon after such date as is reasonably practicable, subject to section 7.14 hereof, if applicable, each holder of such Allowed General Unsecured Claim shall receive Cash in an amount equal to the lesser of (i) its Pro Rata Share of the General Unsecured Claims Distribution and (ii) 9.05% of the amount of its Allowed General Unsecured Claim.

(b)           Voting:  The General Unsecured Claims are impaired Claims.  Holders of such Claims are entitled to vote to accept or reject the Plan and the votes of such holders will be solicited with respect to such General Unsecured Claims.

5.8.          Existing Securities Law Claims (Class 8(a)).

(a)           Treatment:   Subject to section 7.14 hereof, if applicable, holders of Existing Securities Law Claims shall not receive or retain any distribution under the Plan on account of such Existing Securities Law Claims.

(b)           Voting:  The Existing Securities Law Claims are impaired Claims.  In accordance with section 1126(g) of the Bankruptcy Code, the holders of Existing Securities Law Claims are conclusively presumed to reject this Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing Securities Law Claims

5.9.          Equitably Subordinated Claims (Class 8(b)).

(a)           Treatment:  Subject to section 7.14 hereof, if applicable, holders of Equitably Subordinated Claims shall not receive or retain any distribution under the Plan on account of such Equitably Subordinated Claims.

(b)           Voting:  The Equitably Subordinated Claims are impaired Claims.  In accordance with section 1126(g) of the Bankruptcy Code, the holders of Equitably Subordinated Claims are conclusively presumed to reject this Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Equitably Subordinated Claims.

5.10.        Existing KV Interests (Class 9).

(a)           Treatment:  Holders of Existing KV Interests shall not receive or retain any distribution under the Plan on account of such Existing KV Interests.

(b)           Voting:  The Existing KV Interests are impaired Interests.  In accordance with section 1126(g) of the Bankruptcy Code, the holders of Existing KV Interests are conclusively presumed to reject this Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing KV Interests.

ARTICLE VI.

ACCEPTANCE OR REJECTION OF
THE PLAN; EFFECT OF REJECTION BY ONE
OR MORE CLASSES OF CLAIMS OR INTERESTS

6.1.          Class Acceptance Requirement.

A Class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount of the Allowed Claims in such Class and more than one-half (1/2) in number of holders of such Claims that have voted on the Plan.

6.2.	Tabulation of Votes on a Non-Consolidated Basis.

All votes on the Plan shall be tabulated on a non-consolidated basis by Class and by Debtor for the purpose of determining whether the Plan satisfies sections 1129(a)(8) and/or (10) of the Bankruptcy Code.  Notwithstanding the foregoing, the Debtors reserve the right to seek to substantively consolidate any two or more Debtors, provided that, such substantive consolidation does not materially and adversely impact the amount of the distributions to any Person under the Plan.

6.3.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code or “Cramdown.”

Because certain Classes are deemed to have rejected this Plan, the Debtors will request confirmation of this Plan, as it may be modified and amended from time to time, under section 1129(b) of the Bankruptcy Code with respect to such Classes.  The Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan or any Plan Document in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.  The Debtors also reserve the right to request confirmation of the Plan, as it may be modified, supplemented or amended from time to time, with respect to any Class that affirmatively votes to reject the Plan.

6.4.          Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

6.5.          Voting Classes; Deemed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the holders of such Claims or Interests in such Class.

6.6.          Confirmation of All Cases.

Except as otherwise specified herein, the Plan shall not be deemed to have been confirmed unless and until the Plan has been confirmed as to each of the Debtors; provided, however, that, with the consent of the DIP Agent, the Debtors may at any time waive this Section 6.6.

ARTICLE VII.

MEANS FOR IMPLEMENTATION

7.1.          Continued Corporate Existence and Vesting of Assets in Reorganized Debtors.

(a)           Except as otherwise provided in this Plan, the Debtors shall continue to exist after the Effective Date as Reorganized Debtors in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the Amended Certificates of Incorporation and Amended By-Laws of the Reorganized Debtors, for the purposes of satisfying their obligations under the Plan and the continuation of their businesses.  On or after the Effective Date, each Reorganized Debtor, in its sole and exclusive discretion, may take such action as permitted by applicable law and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, but not limited to, causing: (i) a Reorganized Debtor to be merged into another Reorganized Debtor, or its Subsidiary and/or affiliate; (ii) a Reorganized Debtor to be dissolved; (iii) the legal name of a Reorganized Debtor to be changed; or (iv) the closure of a Reorganized Debtor’s case on the Effective Date or any time thereafter.

(b)           Except as otherwise provided in this Plan, on and after the Effective Date, all property of the Estates of the Debtors, including all claims, rights and Causes of Action and any property acquired by the Debtors under or in connection with this Plan, shall vest in each respective Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances and Interests.  Subject to Section 7.1(a) hereof, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and prosecute, compromise or settle any Claims (including any Administrative Expense Claims) and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by this Plan or the Confirmation Order.  Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for Professional Persons’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

7.2.          Plan Funding.

The Cash Distributions under this Plan shall be funded from:  (a) the Debtors’ Cash on hand as of the Effective Date, (b) the proceeds of the New First Lien Term Loan (which shall be used to pay the DIP Claims) and (c) the proceeds of the Rights Offering.

7.3.          Cancellation of Existing Securities and Agreements.

Except for the purpose of evidencing a right to distribution under this Plan, and except as otherwise set forth herein, on the Effective Date all agreements, instruments, and other documents evidencing any Claim or Interest, other than Intercompany Interests, and any rights of any holder in respect thereof, shall be deemed cancelled, discharged and of no force or effect.  Notwithstanding the foregoing, each of the Senior Secured Notes Indenture and Convertible Subordinated Notes Indenture shall continue in effect to the extent necessary to allow the Reorganized Debtors, the Senior Secured Notes Indenture Trustee and the Convertible Subordinated Notes Indenture Trustee to make distributions pursuant to this Plan on account of the Senior Secured Notes Claims and Convertible Subordinated Notes Claims, respectively, and to effectuate any charging liens permitted under the Senior Secured Notes Indenture and Convertible Subordinated Notes Indenture, respectively.  The holders of or parties to such cancelled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided for pursuant to this Plan.  Except as provided pursuant to this Plan, each of the Senior Secured Notes Indenture Trustee and the Convertible Subordinated Notes Indenture Trustee and their respective agents, successors and assigns shall be discharged of all of their obligations associated with the Senior Secured Notes and Convertible Subordinated Notes, respectively.

7.4.          Cancellation of Certain Existing Security Interests.

Upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, the holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors (as applicable) any Collateral or other property of either Debtor held by such holder, and any termination statements, instruments of satisfactions, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens.

7.5.          Officers and Boards of Directors.

(a)           On the Effective Date, the initial boards of directors of each of the Reorganized Debtors shall consist of those individuals identified in a filing made with the Bankruptcy Court on or before the date of the Confirmation Hearing.  The initial board of directors of Reorganized KV will consist of seven (7) members, comprised of the Chief Executive Officer of Reorganized KV, five (5) individuals designated by the Majority Senior Secured Noteholders on account of their distribution of New Common Stock, and one (1) individual selected by the DIP Agent.  On the Effective Date, the officers of each of the Reorganized Debtors shall be the officers that existed immediately prior to the occurrence of the Effective Date.  The compensation arrangement for any insider of the Debtors that shall be an officer of a Reorganized Debtor will be disclosed in a filing made with the Bankruptcy Court on or before the date of the Confirmation Hearing.

(b)           The members of the board of directors of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date and each such member will be deemed to have resigned or shall otherwise cease to be a director of the applicable Debtor on the Effective Date.  Following the occurrence of the Effective Date, the board of directors of each of the Reorganized Debtors shall serve pursuant to the terms of the organizational documents of such Reorganized Debtor and may be replaced or removed in accordance with the organizational documents of such Reorganized Debtor.

(c)            Prior to the Effective Date, the Debtors shall purchase a “run off” directors and officers liability policy, which shall (i) be effective as of the Effective Date, (ii) have a six-year coverage period, and (iii) be on terms acceptable to the Debtors and reasonably acceptable to the DIP Agent (the “Run Off D&O Policy”).

(d)            On the Effective Date, the D&O Claim Committee shall be formed and shall be vested with exclusive authority to act, in its sole discretion, on behalf of the Reorganized Debtors with respect to (i) the administration, negotiation and/or settlement of any Claims asserted under any and all of the Debtors’ directors and officers liability insurance policies that are based on pre-Effective Date acts, omissions, events or occurrences and (ii) the administration and distribution of funds from the Current D&O Indemnity Reserve.

7.6.          Management Incentive Plan.

On the Effective Date, the board of directors of Reorganized KV will be required to implement the Management Incentive Plan.  The New Common Stock Securities issued pursuant to the Management Incentive Plan shall dilute all other New Common Stock to be issued pursuant to this Plan.

7.7.          Corporate Action.

(a)           The Reorganized Debtors shall serve on the United States Trustee quarterly reports of the disbursements made until such time as a final decree is entered closing the applicable Reorganization Case or the applicable Reorganization Case is converted or dismissed, or the Bankruptcy Court orders otherwise.  Any deadline for filing Administrative Expense Claims shall not apply to fees payable pursuant to section 1930 of title 28 of the United States Code.

(b)           On the Effective Date, the Amended Certificates of Incorporation and Amended By-Laws, and any other applicable corporate organizational documents of each of the Reorganized Debtors shall be amended and restated and deemed authorized in all respects.

(c)           Any action under the Plan to be taken by or required of the Debtors or the Reorganized Debtors, including, without limitation, the adoption or amendment of certificates of incorporation and by-laws, the issuance of securities and instruments, the implementation of the Management Incentive Plan, or the selection of officers or directors, shall be authorized and approved in all respects, without any requirement of further action by any of the Debtors’ or Reorganized Debtors’ boards of directors or managers, as applicable, or security holders.

(d)           The Debtors and the Reorganized Debtors, shall be authorized to execute, deliver, file, and record such documents (including the Plan Documents), contracts, instruments, releases and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan, without the necessity of any further Bankruptcy Court, corporate, board or shareholder approval or action.  In addition, the selection of the Persons who will serve as the initial directors, officers and managers of the Reorganized Debtors as of the Effective Date shall be deemed to have occurred and be effective on and after the Effective Date without any requirement of further action by the board of directors, board of managers, or stockholders of the applicable Reorganized Debtor.

7.8.          New Stockholders Agreement.

On the Effective Date, Reorganized KV and all of the holders of New Common Stock Securities of Reorganized KV then outstanding shall be deemed to be parties to the New Stockholders Agreement, substantially in the form contained in the Plan Supplement, without the need for execution by any such holder other than Reorganized KV.  The New Stockholders Agreement shall be binding on all parties receiving, and all holders of, New Common Stock Securities of Reorganized KV regardless of whether such parties execute the New Stockholders Agreement.

7.9.          Authorization, Issuance and Delivery of New Common Stock.

(a)           On the Effective Date, Reorganized KV is authorized to issue or cause to be issued the New Common Stock for distribution in accordance with the terms of this Plan and the Amended Certificate of Incorporation of Reorganized KV, without the need for any further corporate or shareholder action.  Certificates, if any, of New Common Stock may bear a legend restricting the sale, transfer, assignment or other disposal of such shares, which restrictions are more fully set forth in the Amended Certificate of Incorporation of Reorganized KV.

(b)           The New Common Stock shall not be registered under the Securities Act of 1933, as amended, and shall not be listed for public trading on any securities exchange.  Distribution of New Common Stock may be made by delivery of one or more certificates representing such shares as described herein, by means of book-entry registration on the books of the transfer agent for shares of New Common Stock or by means of book-entry exchange through the facilities of the DTC in accordance with the customary practices of the DTC, as and to the extent practicable, as provided in Section 8.4(b) hereof.

(c)           In the period pending distribution of the New Common Stock to any holder entitled pursuant to this Plan to receive New Common Stock, such holder shall be bound by, have the benefit of, and be entitled to enforce the terms and conditions of the New Stockholders Agreement and shall be entitled to exercise any voting rights and receive any dividends or other distributions payable in respect of such holder’s New Common Stock (including receiving any proceeds of permitted transfers of such New Common Stock) and to exercise all other rights in respect of the New Common Stock (so that such holder shall be deemed for tax purposes to be the owner of the New Common Stock).

7.10.        New First Lien Term Loan.

On the Effective Date, without any requirement of further action by security holders or directors of the Debtors:  (a) each of the Reorganized Debtors shall be authorized to enter into the New First Lien Term Loan Agreement, as well as any notes, documents or agreements in connection therewith, including, without limitation, any documents required in connection with the creation or perfection of the liens on collateral securing the New First Lien Term Loan and (b) Reorganized KV shall issue the New First Lien Lender Stock to the New First Lien Lenders.

7.11.        New Second Lien Term Loan.

On the Effective Date, without any requirement of further action by security holders or directors of the Debtors, each of the Reorganized Debtors shall be authorized to enter into the New Second Lien Term Loan Agreement, as well as any notes, documents or agreements in connection therewith, including, without limitation, any documents required in connection with the creation or perfection of the liens on collateral securing the New Second Lien Term Loan.

7.12.        Rights Offering.

(a)           Purpose.  The proceeds of the Rights Offering will be used to provide up to $20,000,000 in funding to the Reorganized Debtors, which shall be available for ordinary course operations and general corporate purposes of the Reorganized Debtors, and other purposes that are reasonably acceptable to the Debtors and the DIP Agent.

(b)           Generally.  In accordance with the Rights Offering Procedures, the Rights Offering will permit each holder of an Allowed Convertible Subordinated Notes Claim as of the record date set forth in the Rights Offering Procedures that votes to accept the Plan to acquire its Pro Rata Share of the Rights Offering Stock pursuant to the terms set forth in this Plan and in the Rights Offering Procedures.  Collectively, the Rights shall consist of the right of each holder of Allowed Convertible Subordinated Notes Claims that votes to accept the Plan to acquire the Rights Offering Stock at the Rights Exercise Price.  With respect to each holder of Allowed Convertible Subordinated Notes Claims, each Right shall represent the right to acquire one share of Rights Offering Stock for the Rights Exercise Price.  The maximum number of shares of Rights Offering Stock issued in connection with the Rights Offering will equal the Rights Offering Amount divided by the Rights Exercise Price, rounded down to the next whole number. The Rights Offering Stock shall dilute all other New Common Stock Securities to be issued pursuant to this Plan, except for New Common Stock Securities issued pursuant to the Management Incentive Plan, which shall dilute the Rights Offering Stock.

7.13.        Intercompany Interests.

No Intercompany Interests shall be cancelled pursuant to this Plan, and all Intercompany Interests shall continue in place following the Effective Date, solely for the purpose of maintaining the existing corporate structure of the Debtors and the Reorganized Debtors.

7.14.        Insured Claims.

Notwithstanding anything to the contrary contained herein (but subject to Section 12.12(b) hereof), to the extent the Debtors have insurance with respect to any Allowed General Unsecured Claim, Allowed Existing Securities Law Claim or Allowed Equitably Subordinated Claim, such Claim shall (i) first, be paid from the proceeds of insurance to the extent that the Claim is insured and (ii) second, receive the treatment provided for herein to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Claim.

7.15.       Comprehensive Settlement of Claims and Controversies.

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement of all Claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made pursuant to this Plan on account of any Allowed Claim or Allowed Interest.  The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that all such compromises or settlements are:  (a) in the best interest of the Debtors, the Reorganized Debtors, and their respective Estates and property, and of holders of Claims or Interests; and (b) fair, equitable and reasonable

7.16.       Equitably Subordinated Claims.

(a)           Upon entry of the Confirmation Order, any Equitably Subordinated Claims not previously equitably subordinated pursuant to a Final Order of the Bankruptcy Court and that are subject to an objection filed by the Debtors at least seven (7) days prior to the Voting Deadline shall be deemed equitably subordinated pursuant to section 510(c) of the Bankruptcy Code.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the date of such entry, of such equitable subordination.

(b)           To the extent the Hermelin Claims are determined by Final Order not to be properly classified as Class 8(b) Equitably Subordinated Claims, such Claims shall be classified as Class 7 General Unsecured Claims and Disallowed in full based on, among other things, the Debtors’ allegations in that certain action captioned K-V Pharmaceutical Company v. Hermelin, Case No. 11SL-CC04054, pending in the Circuit Court of St. Louis County, State of Missouri; provided, that to the extent the Debtors have insurance coverage for the Hermelin Indemnification Claims, such Hermelin Indemnification Claims shall be satisfied from the proceeds of such insurance in accordance with Section 7.14 hereof.

(c)           To the extent the Hermelin Claims are determined by Final Order not to be (i) properly classified as Class 8(b) Equitably Subordinated Claims or (ii) Disallowed in full, then such Claims shall be Allowed as Class 7 General Unsecured Claims in an aggregate amount not to exceed $25,442.16, and receive the treatment provided under Section 5.7 hereof; provided, that notwithstanding the foregoing, to the extent the Debtors have insurance coverage for the Hermelin Indemnification Claims, such Hermelin Indemnification Claims shall be satisfied from the proceeds of such insurance in accordance with Section 7.14 hereof.

ARTICLE VIII.

DISTRIBUTIONS

8.1.          Distributions.

The Disbursing Agent shall make all Plan Distributions to the appropriate holders of Allowed Claims in accordance with the terms of this Plan.  To the extent provided in the Senior Secured Notes Indenture and Convertible Subordinated Notes Indenture, as applicable, and permitted by applicable law, all Plan Distributions made by the Disbursing Agent to Class 3 (Senior Secured Notes Claims) and Class 6 (Convertible Subordinated Notes Claims) shall be subject to any charging liens in favor of the Senior Secured Notes Indenture Trustee and Convertible Subordinated Notes Indenture Trustee, respectively.

8.2.          No Postpetition Interest on Claims.

Unless otherwise specifically provided for in the Plan, Confirmation Order or other order of the Bankruptcy Court, or required by applicable bankruptcy or non-bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on such Claim on or after the Petition Date.

8.3.          Date of Distributions.

Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable, provided that the Reorganized Debtors may utilize periodic distribution dates to the extent appropriate.  In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

8.4.          Distribution Record Date.

(a)           As of the close of business on the Distribution Record Date, the various lists of holders of Claims in each of the Classes (other than Classes 3 and 6), as maintained by the Debtors, or their agents, shall be deemed closed and there shall be no further changes in the record holders of any of the Claims after the Distribution Record Date.  Neither the Debtors nor the Disbursing Agent shall have any obligation to recognize any transfer of Claims occurring after the close of business on the Distribution Record Date.  Additionally, with respect to payment of any Cure Amounts or any Cure Disputes in connection with the assumption and/or assignment of the Debtors’ executory contracts and leases, the Debtors shall have no obligation to recognize or deal with any party other than the non-Debtor party to the underlying executory contract or lease, even if such non-Debtor party has sold, assigned or otherwise transferred its Claim for a Cure Amount.

(b)           Notwithstanding the foregoing or anything herein to the contrary, in connection with any distribution under this Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), including to Classes 3 and 6, the Debtors will be entitled to recognize and deal for all purposes under the Plan with such holders to the extent consistent with the customary practices of DTC used in connection with such distribution.  With respect to the New Common Stock to be distributed to the New First Lien Lenders, holders of Allowed Senior Secured Notes Claims and holders of Allowed Convertible Subordinated Notes Claims, all of the shares of the New Common Stock shall be issued in the name of such holder or its nominee(s) in accordance with DTC’s book-entry exchange procedures, provided, that such shares of New Common Stock are permitted to be held through DTC’s book-entry system.  All distributions of New Common Stock to holders of Allowed Convertible Subordinated Notes Claims shall be made to, or distributed in accordance with the direction of, the Convertible Subordinated Notes Indenture Trustee, in accordance with the Plan.

8.5.          Disbursing Agent.

All distributions under this Plan shall be made by the Reorganized Debtors or the Disbursing Agent on and after the Effective Date as provided herein.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court and, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Debtors.  Furthermore, any such entity required to give a bond shall notify the Bankruptcy Court and the U.S. Trustee in writing before terminating any such bond that is obtained.

8.6.          Delivery of Distribution.

Subject to Section 8.4(b) of the Plan, the Disbursing Agent will issue, or cause to be issued, and authenticate, as applicable, the applicable Plan Consideration, and subject to Bankruptcy Rule 9010, make all distributions or payments to any holder of an Allowed Claim as and when required by this Plan at: (a) the address of such holder on the books and records of the Debtors or their agents; or (b) at the address in any written notice of address change delivered to the Debtors or the applicable Disbursing Agent, including any addresses included on any filed proofs of Claim or transfers of Claim filed pursuant to Bankruptcy Rule 3001.  In the event that any distribution to any holder is returned as undeliverable, no distribution or payment to such holder shall be made unless and until the applicable Disbursing Agent has been notified of the then current address of such holder, at which time or as soon as reasonably practicable thereafter such distribution shall be made to such holder without interest, provided, however, such distributions or payments shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of the later of one year from: (i) the Effective Date; and (ii) the first Distribution Date after such holder’s Claim is first Allowed.

8.7.         Unclaimed Property.

One year from the later of: (i) the Effective Date, and (ii) the first Distribution Date after the applicable Claim is first Allowed, all unclaimed property or interests in property shall revert to the Reorganized Debtors or the successors or assigns of the Reorganized Debtors, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.  The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing the Debtors’ books and records, or proofs of Claim filed against the Debtors.

8.8.          Satisfaction of Claims.

Unless otherwise provided herein, any distributions and deliveries to be made on account of Allowed Claims hereunder shall be in complete settlement, satisfaction and discharge of such Allowed Claims.

8.9.          Manner of Payment Under Plan.

Except as specifically provided herein, at the option of the Debtors or Reorganized Debtors (as applicable), any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

8.10.       Fractional Shares/De Minimis Cash Distributions.

No fractional shares of New Common Stock shall be distributed.  When any distribution would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the shares of the New Common Stock subject to such distribution will be rounded to the next higher or lower whole number as follows: (i) fractions equal to or greater than ½ will be rounded to the next higher whole number; and (ii) fractions less than ½ will be rounded to the next lower whole number.  The total number of shares of New Common Stock to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding provided for in this Plan.  No consideration will be provided in lieu of fractional shares that are rounded down.  Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) share of New Common Stock or $50.00 in Cash.  Fractional shares of New Common Stock that are not distributed in accordance with this Section 8.10 shall be returned to Reorganized KV.

8.11.       No Distribution in Excess of Amount of Allowed Claim.

Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall, on account of such Allowed Claim, receive a Plan Distribution (of a value set forth herein) in excess of the Allowed amount of such Claim plus any postpetition interest on such Claim, to the extent such interest is permitted by Section 8.2 of this Plan.

8.12.       Exemption from Securities Laws.

The issuance of the New Common Stock Securities, including the New First Lien Lender Stock, the Rights Offering Stock and the Rights, pursuant to this Plan shall be exempt from registration pursuant to section 1145 of the Bankruptcy Code to the maximum extent permitted thereunder, and subject to the transfer restrictions contained in the Certificate of Incorporation of Reorganized KV and New Stockholders Agreement, New Common Stock Securities may be resold by the holders thereof without restriction, except to the extent that any such holder is deemed to be an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code.  The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable U.S. federal securities laws shall not be a condition to occurrence of the Effective Date of the Plan.

8.13.       Setoffs and Recoupments.

Each Reorganized Debtor, or such entity’s designee as instructed by such Reorganized Debtor, may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off and/or recoup against any Allowed Claim (other than a Senior Secured Notes Claim or a Convertible Subordinated Notes Claim), and the distributions to be made pursuant to this Plan on account of such Allowed Claim, any and all claims, rights and Causes of Action that a Reorganized Debtor or its successors may hold against the holder of such Allowed Claim after the Effective Date; provided, however, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder will constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights and Causes of Action that a Reorganized Debtor or its successor may possess against such holder.

8.14.       Rights and Powers of Disbursing Agent.

(a)           Powers of Disbursing Agent.  The Disbursing Agent shall be empowered to: (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (ii) make all applicable distributions or payments contemplated hereby; (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court (including any order issued after the Effective Date), pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

(b)           Expenses Incurred on or After the Effective Date.  Except as otherwise ordered by the Bankruptcy Court, and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement Claims (including, without limitation, reasonable attorney and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

8.15.       Withholding and Reporting Requirements.

In connection with this Plan and all distributions hereunder, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all Plan Distributions hereunder shall be subject to any such withholding and reporting requirements.  The Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, liquidating a portion of any Plan Distribution to generate sufficient funds to pay applicable withholding taxes or establishing any other mechanisms the Debtors, Reorganized Debtors or the Disbursing Agent believe are reasonable and appropriate, including requiring a holder of a Claim to submit appropriate tax and withholding certifications.  Notwithstanding any other provision of this Plan: (i) each holder of an Allowed Claim that is to receive a distribution under this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations on account of such distribution; and (ii) no Plan Distributions shall be required to be made to or on behalf of such holder pursuant to this Plan unless and until such holder has made arrangements satisfactory to the Reorganized Debtors for the payment and satisfaction of such tax obligations or has, to the Reorganized Debtors’ satisfaction, established an exemption therefrom.

8.16.       Cooperation with Disbursing Agent.

The Reorganized Debtors shall use all commercially reasonable efforts to provide the Disbursing Agent with the amount of Claims and the identity and addresses of holders of Claims, in each case, as set forth in the Debtors’ and/or Reorganized Debtors’ books and records.  The Reorganized Debtors will cooperate in good faith with the Disbursing Agent to comply with the reporting and withholding requirements outlined in Section 8.15 hereof.

8.17.       Hart-Scott Rodino Antitrust Improvements Act.

Any New Common Stock to be distributed under the Plan to an entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.  In the event any applicable notification and waiting periods do not expire without objection, the Reorganized Debtors or their agent shall, in their sole discretion, be entitled to sell such entity’s shares of New Common Stock that were to be distributed under the Plan to such entity, and thereafter shall distribute the proceeds of the sale to such entity.

ARTICLE IX.

PROCEDURES FOR RESOLVING CLAIMS

9.1.         Objections to Claims.

Other than with respect to Fee Claims, only the Reorganized Debtors shall be entitled to object to Claims after the Effective Date.  Any objections to those Claims (other than Administrative Expense Claims), shall be served and filed on or before the later of:  (i) the date that is one (1) year after the Effective Date; and (ii) such other date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (i) hereof.  Any Claims filed after the Bar Date or Administrative Bar Date, as applicable, shall be deemed disallowed and expunged in their entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors or the Reorganized Debtors, unless the Person or entity wishing to file such untimely Claim has received Bankruptcy Court authority to do so.  Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the claimant if the objecting party effects service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) by first class mail, postage prepaid, on the signatory on the proof of claim as well as all other representatives identified in the proof of claim or any attachment thereto; or (iii) if counsel has agreed to or is otherwise deemed to accept service, by first class mail, postage prepaid, on any counsel that has appeared on the claimant’s behalf in the Reorganization Cases (so long as such appearance has not been subsequently withdrawn).  From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

9.2.          Amendment to Claims.

From and after the Effective Date, no Claim may be filed to increase or assert additional claims not reflected in an already filed Claim (or Claim scheduled, unless superseded by a filed Claim, on the applicable Debtor’s schedules of assets and liabilities filed in the Reorganization Cases) asserted by such claimant and any such Claim shall be deemed disallowed and expunged in its entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors or the Reorganized Debtors unless the claimant has obtained the Bankruptcy Court’s prior approval to file such amended or increased Claim.

9.3.          Disputed Claims.

(a)           No Distributions or Payments Pending Allowance.  Except as provided in this Section 9.3, Disputed Claims shall not be entitled to any Plan Distributions unless and until such Claims become Allowed Claims.

(b)           Establishment of Disputed Priority Claims Reserve.  On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall set aside and reserve, for the benefit of each holder of a Disputed Administrative Expense Claim, Disputed Priority Tax Claim, Disputed Priority Non-Tax Claim, and Disputed Other Secured Claim, Cash in an amount equal to (i) the amount of such Claim as estimated by the Bankruptcy Court pursuant to an Estimation Order, (ii) if no Estimation Order has been entered with respect to such Claim, the amount in which such Disputed Claim is proposed to be allowed in any pending objection filed by the Debtors, or (iii) if no Estimation Order has been entered with respect to such Claim, and no objection to such Claim is pending on the Effective Date, (A) the amount listed in the Debtors’ schedules of assets and liabilities filed in the Reorganization Cases (the “Schedules”) or  (B) if the amount listed in the Schedules is less than the amount set forth in a timely filed proof of claim or application for payment filed with the Bankruptcy Court or Claims Agent, the amount set forth in such timely filed proof of claim or application for payment, as applicable.  The Reorganized Debtors, in their discretion, may increase the amount reserved as to any particular Disputed Claim.  Such reserved amounts, collectively, shall constitute the “Disputed Priority Claims Reserve”.

(c)           Establishment of Disputed General Unsecured Claims Reserve. On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall set aside and reserve, from the General Unsecured Claims Distribution, for the benefit of each holder of a Disputed General Unsecured Claim, Cash in an amount equal to the Plan Distribution to which the holder of such Disputed Claim would be entitled if such Disputed Claim were an Allowed Claim, in an amount equal to (i) the amount of such Claim as estimated by the Bankruptcy Court pursuant to an Estimation Order, (ii) if no Estimation Order has been entered with respect to such Claim, the amount in which such Disputed Claim is proposed to be allowed in any pending objection filed by the Debtors, or (iii) if no Estimation Order has been entered with respect to such Claim, and no objection to such Claim is pending on the Effective Date, (A) the amount listed in the Schedules or (B) if the amount listed in the Schedules is less than the amount set forth in a timely filed proof of claim or application for payment filed with the Bankruptcy Court or Claims Agent, the amount set forth in such timely filed proof of claim or application for payment, as applicable.  The Reorganized Debtors, in their discretion, may increase the amount reserved as to any particular Disputed Claim.  Such reserved amounts, collectively, shall constitute the “Disputed General Unsecured Claims Reserve”.

(d)           Plan Distributions to Holders of Subsequently Allowed Claims.  On each Distribution Date (or such earlier date as determined by the Reorganized Debtors or the Disbursing Agent in their sole discretion but subject to this Section 9.3), the Disbursing Agent will make distributions or payments from the applicable Disputed Claims Reserve on account of any Disputed Claim that has become an Allowed Claim since the occurrence of the previous Distribution Date.  The Disbursing Agent shall distribute in respect of such newly Allowed Claims the Plan Distributions to which holders of such Claims would have been entitled under this Plan if such newly Allowed Claims were fully or partially Allowed, as the case may be, on the Effective Date, less direct and actual expenses, fees, or other direct costs of maintaining Plan Consideration on account of such Disputed Claims.

(e)           Distribution of Reserved Plan Consideration Upon Disallowance.

(i)
To the extent any Disputed Administrative Expense Claims, Disputed Priority Tax Claims, Disputed Priority Non-Tax Claims, or Disputed Other Secured Claim has become Disallowed in full or in part (in accordance with the procedures set forth in the Plan), any Plan Consideration held by the Reorganized Debtors on account of, or to pay, such Disputed Claim shall become the sole and exclusive property of Reorganized KV or its successors or assigns.

(ii)
After all Disputed General Unsecured Claims have been either Allowed or Disallowed, each holder of an Allowed General Unsecured Claim shall receive its Pro Rata Share of any Cash remaining in the Disputed General Unsecured Claims Reserve.

9.4.          Estimation of Claims.

The Debtors and Reorganized Debtors may request that the Bankruptcy Court enter an Estimation Order with respect to any Claim, pursuant to section 502(c) of the Bankruptcy Code, for purposes of determining the Allowed amount of such Claim regardless of whether any Person has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim for purposes of determining the allowed amount of such Claim at any time.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim for allowance purposes, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the objecting party may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another.  Claims may be estimated and subsequently compromised, settled, resolved or withdrawn by any mechanism approved by the Bankruptcy Court.

9.5.          Expenses Incurred On or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by any Professional Person or the Claims Agent on or after the Effective Date in connection with implementation of this Plan, including without limitation, reconciliation of, objection to, and settlement of Claims, shall be paid in Cash by the Reorganized Debtors.

ARTICLE X.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

10.1.       General Treatment.

As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all executory contracts and unexpired leases identified on the Schedule of Assumed Contracts and Leases in the Plan Supplement shall be deemed assumed, and all other executory contracts and unexpired leases of the Debtors shall be deemed rejected, except that:  (i) any executory contracts and unexpired leases that previously have been assumed or rejected pursuant to a Final Order of the Bankruptcy Court shall be treated as provided in such Final Order; and (ii) all executory contracts and unexpired leases that are the subject of a separate motion to assume or reject under section 365 of the Bankruptcy Code pending on the Effective Date shall be treated as is determined by a Final Order of the Bankruptcy Court resolving such motion.  Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions and rejections described in this Section 10.1 pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease assumed pursuant to this Section 10.1 shall revest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable federal law.

10.2.       Claims Based on Rejection of Executory Contracts or Unexpired Leases.

All Claims arising from the rejection of executory contracts or unexpired leases, if any, will be treated as General Unsecured Claims.  Upon receipt of the Plan Distribution provided in Section 5.7 of the Plan, all such Claims shall be discharged on the Effective Date, and shall not be enforceable against the Debtors, the Reorganized Debtors or their respective properties or interests in property.

10.3.       Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

(a)           Except to the extent that less favorable treatment has been agreed to by the non-Debtor party or parties to each such executory contract or unexpired lease, any monetary defaults arising under each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the appropriate amount (the “Cure Amount”) in Cash on the later of thirty (30) days after:  (i) the Effective Date; or (ii) the date on which any Cure Dispute relating to such Cure Amount has been resolved (either consensually or through judicial decision).

(b)           No later than ten (10) calendar days prior to the commencement of the Confirmation Hearing, the Debtors shall file a schedule (the “Cure Schedule”) setting forth the Cure Amount, if any, for each executory contract or unexpired lease to be assumed pursuant to Section 10.1 of the Plan, and serve such Cure Schedule on each applicable counterparty.  Any party that fails to object to the applicable Cure Amount listed on the Cure Schedule within fifteen (15) calendar days of the filing thereof, shall be forever barred, estopped and enjoined from disputing the Cure Amount set forth on the Cure Schedule (including a Cure Amount of $0.00) and/or from asserting any Claim against the applicable Debtor arising under section 365(b)(1) of the Bankruptcy Code except as set forth on the Cure Schedule.

(c)           In the event of a dispute (each, a “Cure Dispute”) regarding:  (i) the Cure Amount; (ii) the ability of the applicable Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to the proposed assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving such Cure Dispute and approving the assumption.  To the extent a Cure Dispute relates solely to the Cure Amount, the applicable Debtor may assume and/or assume and assign the applicable contract or lease prior to the resolution of the Cure Dispute provided that such Debtor reserves Cash in an amount sufficient to pay the full amount asserted as the required cure payment by the non-Debtor party to such contract or lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court).  To the extent the Cure Dispute is resolved or determined unfavorably to the applicable Debtor or Reorganized Debtor, as applicable, such Debtor or Reorganized Debtor, as applicable, may reject the applicable executory contract or unexpired lease after such determination.

10.4.       Compensation and Benefit Programs.

Except as otherwise expressly provided hereunder, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their respective employees, retirees and non-employee directors including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life, accidental death and dismemberment insurance plans are treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.  Each of the Reorganized Debtors may, prior to the Effective Date and with the consent of the DIP Agent, enter into employment agreements with employees that become effective on or prior to the Effective Date and survive consummation of this Plan.  Any such agreements (or a summary of the material terms thereof) will be included in the Plan Supplement or otherwise filed with the Bankruptcy Court on or before the date of the Confirmation Hearing.

10.5.       Employment Agreements.

All employment agreements between the Debtors and their executive officers as of the Effective Date (the “Current Officer Employment Agreements”) are treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.

ARTICLE XI.

CONDITIONS PRECEDENT TO
CONSUMMATION OF THE PLAN

11.1.       Conditions Precedent to Confirmation.

Confirmation of this Plan is subject to:

(a)           the Disclosure Statement having been approved by the Bankruptcy Court as having adequate information in accordance with section 1125 of the Bankruptcy Code;

(b)           entry of the Confirmation Order; and

(c)           each of the ETHEX Criminal Fine Settlement Order and the Qui Tam Settlement Order having been entered by the Court.

11.2.       Conditions Precedent to the Effective Date.

The occurrence of the Effective Date is subject to:

(a)           the Confirmation Order having become a Final Order;

(b)           the Plan Documents being executed and delivered, and any conditions (other than the occurrence of the Effective Date or certification by a Debtor that the Effective Date has occurred) contained therein having been satisfied or waived in accordance therewith;

(c)           all material governmental, regulatory and third party approvals, authorizations, certifications, rulings, no-action letters, opinions, waivers and/or consents in connection with the Plan, if any, having been obtained and remaining in full force and effect, and there existing no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which would prohibit the consummation of the Plan;

(d)           the New First Lien Term Loan Agreement and all related documents provided for therein or contemplated thereby having been duly and validly executed and delivered by all parties thereto and consummated, and being in full force and effect (with all conditions precedent to such agreement having occurred or otherwise been satisfied or waived);

(e)           the New Second Lien Term Loan Agreement and all related documents provided for therein or contemplated thereby having been duly and validly executed and delivered by all parties thereto and consummated, and being in full force and effect (with all conditions precedent to such agreement having occurred or otherwise been satisfied or waived);

(f)           the Amended Certificates of Incorporation shall have been filed with the applicable authorities of the relevant jurisdictions of incorporation and shall have become effective in accordance with such jurisdictions’ corporation laws; and

(g)           the Rights Offering shall have been consummated.

11.3.       Waiver of Conditions Precedent and Bankruptcy Rule 3020(e) Automatic Stay.

(a)           The Debtors, with the consent of the DIP Agent, shall have the right to waive any condition precedent set forth in Section 11.2 of this Plan at any time without leave of or notice to the Bankruptcy Court and without formal action other than proceeding with consummation of the Plan.  Further, the stay of the Confirmation Order, pursuant to Bankruptcy Rule 3020(e), shall be deemed waived by the Confirmation Order.

(b)           If any condition precedent to the Effective Date is waived pursuant to this Section 11.3 and the Effective Date occurs, the waiver of such condition shall benefit from the “mootness doctrine,” and the act of consummation of this Plan shall foreclose any ability to challenge this Plan in any court.

11.4.       Effect of Failure of Conditions.

If all of the conditions to effectiveness and the occurrence of the Effective Date have not been satisfied or duly waived (as provided in Section 11.3 above) on or before the first Business Day that is more than 60 days after the Confirmation Date, or by such later date as set forth by the Debtors in a notice filed with the Bankruptcy Court prior to the expiration of such period, then the Debtors or the DIP Agent may file a motion to vacate the Confirmation Order before all of the conditions have been satisfied or duly waived.  Notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if all of the conditions to consummation set forth in Section 11.2 hereof are either satisfied or duly waived before the Bankruptcy Court enters an order granting the relief requested in such motion.  If the Confirmation Order is vacated pursuant to this Section 11.4, this Plan shall be null and void in all respects, the Confirmation Order shall be of no further force or effect, no distributions under this Plan shall be made, the Debtors and all holders of Claims and Interests in the Debtors shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and upon such occurrence, nothing contained in this Plan shall:  (a) constitute a waiver or release of any Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against or Interest in the Debtors; or (c) constitute an admission, acknowledgment, offer or undertaking by any Debtor or any other entity with respect to any matter set forth in the Plan.

ARTICLE XII.

EFFECT OF CONFIRMATION

12.1.       Binding Effect.

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against, or Interest in, the Debtors and inure to the benefit of and be binding on such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under this Plan and whether or not such holder has accepted this Plan.

12.2.       Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, and except as otherwise provided in this Plan, the property of each Estate shall vest in the applicable Reorganized Debtor, free and clear of all Claims, Liens, encumbrances, charges, and other Interests, except as provided herein or in the Confirmation Order.  The Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending case under any chapter or provision of the Bankruptcy Code, except as provided herein.

12.3.       Discharge of Claims Against and Interests in the Debtors.

(a)           Generally.  Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise provided herein or in the Confirmation Order, each Person that is a holder (as well as any trustees and agents on behalf of such Person) of a Claim or Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date.  Except as otherwise provided herein, upon the Effective Date, all such holders of Claims and Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor or any Reorganized Debtor.

(b)           Claims Related to Non-Debtor Affiliates and Subsidiaries.  Upon the Effective Date, all Claims and Causes of Action against any Debtor related to or arising from any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to a non-Debtor affiliate and/or Subsidiary of the Debtors, shall receive the classification and treatment provided for such Claims in the Plan and shall be discharged and all holders thereof forever precluded and enjoined, pursuant to sections 105, 524, 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim and Cause of Action against any Reorganized Debtor.

12.4.        Term of Pre-Confirmation Injunctions or Stays.

Unless otherwise provided herein, all injunctions or stays arising prior to the Confirmation Date in accordance with sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

12.5.        Injunction Against Interference With Plan.

Upon the entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former affiliates, employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan.

12.6.        Injunction.

(a)           Except as otherwise provided in this Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors or the Estates are, with respect to any such Claims or Interests, permanently enjoined after the Confirmation Date from:  (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Reorganized Debtors, the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Reorganized Debtors, or the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Reorganized Debtors, or the Estates or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan to the full extent permitted by applicable law; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that nothing contained herein shall preclude such Persons from exercising their rights, or obtaining benefits, pursuant to and consistent with the terms of this Plan.  Notwithstanding anything in the Plan or the Plan Documents to the contrary, nothing in this Section 12.6 or any other provision of the Plan or the Plan Documents shall limit any rights the DIP Agent or DIP Lenders may have to enforce any of their rights under the DIP Credit Agreement or Final DIP Order to take any actions prior to the Effective Date.

(b)           By accepting distributions pursuant to this Plan, each holder of an Allowed Claim or Interest will be deemed to have specifically consented to the Injunctions set forth in this Section.

12.7.       Releases.

(a)           Releases by the Debtors.  For good and valuable consideration, the adequacy of which is hereby confirmed, and except as otherwise provided in this Plan or the Confirmation Order, as of the Effective Date, the Debtors and Reorganized Debtors, in their individual capacities and as debtor in possession, shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities (other than the rights of the Debtors or Reorganized Debtors to enforce this Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) against the Released Parties, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, their affiliates and former affiliates, the Reorganized Debtors, the parties released pursuant to this Section 12.7, the Reorganization Cases, or this Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors or their Estates or Reorganized Debtors, whether directly, indirectly, derivatively or in any representative or any other capacity.

(b)           Releases by Holders of Claims and Interests.  Except as otherwise provided in this Plan or the Confirmation Order, on the Effective Date:  (i) each of the Released Parties; (ii) each holder of a Claim or Interest entitled to vote on the Plan that did not “opt out” of the releases provided in this Section 12.7 in a timely submitted Ballot; and (iii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all holders of Claims and Interests, in consideration for the obligations of the Debtors and Reorganized Debtors under this Plan, the New Common Stock Securities, the New Second Lien Term Loan, the Rights and other contracts, instruments, releases, agreements or documents executed and delivered in connection with this Plan, and each entity (other than the Debtors) that has held, holds or may hold a Claim or Interest, as applicable, will be deemed to have consented to this Plan for all purposes and the restructuring embodied herein and deemed to forever release, waive and discharge all claims, demands, debts, rights, Causes of Action or liabilities (other than the right to enforce the obligations of any party under this Plan and the contracts, instruments, releases, agreements and documents delivered under or in connection with this Plan) against the Released Parties, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, their affiliates and former affiliates, the Reorganized Debtors, the Reorganization Cases, or this Plan or the Disclosure Statement.

(c)           Notwithstanding anything to the contrary contained herein: (i)  except to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, the releases provided for in this Section 12.7 of the Plan shall not release any non-Debtor entity from any liability arising under (x) the Internal Revenue Code or any state, city or municipal tax code, or (y) any criminal laws of the United States or any state, city or municipality; and (ii) the releases set forth in this Section 12.7 shall not release any (x) Debtor’s claims, right, or Causes of Action for money borrowed from or owed to a Debtor or its Subsidiary by any of its directors, officers or former employees, as set forth in such Debtors’ or Subsidiary’s books and records, (y) any claims against any Person to the extent such Person asserts a crossclaim, counterclaim and/or claim for setoff which seeks affirmative relief against a Debtor or any of its officers, directors, or representatives and (z) claims against any Person arising from or relating to such Person’s gross negligence or willful misconduct, each as determined by a Final Order of the Bankruptcy Court.

(d)           Notwithstanding anything to the contrary contained herein, nothing herein: (i) discharges, releases, or precludes any (a) environmental liability that is not a Claim; (b) environmental claim of the United States that first arises on or after the Confirmation Date, or (c) other environmental claim or environmental liability that is not otherwise dischargeable under the Bankruptcy Code; (ii) releases the Debtors or Reorganized Debtors from any environmental liability that a Debtor or Reorganized Debtor may have as an owner or operator of real property owned or operated by a Debtor or Reorganized Debtor on or after the Confirmation Date; (iii) releases or precludes any environmental liability to the United States on the part of any Persons other than the Debtors and Reorganized Debtors; or (iv) enjoins the United States from asserting or enforcing any liability described in this paragraph.

12.8.       Exculpation and Limitation of Liability.

None of the Released Parties, or the D&O Claim Committee or any member thereof (each solely in their capacity as such),  shall have or incur any liability to any holder of any Claim or Interest or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or affiliates, or any of their successors or assigns, for any act or omission in connection with, or arising out of the Debtors’ restructuring, including without limitation, the negotiation, implementation and execution of this Plan, the Reorganization Cases, the Disclosure Statement, the solicitation of votes for and the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all prepetition activities leading to the promulgation and confirmation of this Plan except for gross negligence or  willful misconduct, each as determined by a Final Order of the Bankruptcy Court.

12.9.       Injunction Related to Releases and Exculpation.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released pursuant to this Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released in Sections 12.7 and 12.8 of this Plan.

12.10.     Termination of Subordination Rights and Settlement of Related Claims.

(a)           Except as provided herein, the classification and manner of satisfying all Claims and Interests and the respective distributions and treatments under the Plan take into account or conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, sections 510(a) and 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan.  The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and entities from enforcing or attempting to enforce any such contractual, legal and equitable rights satisfied, compromised and settled pursuant to this Article XII.  Any disagreement with the priorities or distributions set forth in the Plan or any right to assert contractual subordination under the Convertible Subordinated Notes Indenture shall be raised on or prior to the deadline to object to the Plan, and decided at or before the Confirmation Hearing, and all issues with respect to contractual subordination not raised or resolved at or before the Confirmation Hearing shall be governed pursuant to the Plan or, if the decision of the Bankruptcy Court at or before the Confirmation Hearing differs from the Plan, then all issues with respect to contractual subordination of the Convertible Subordinated Notes Claim shall be governed pursuant to such decision.  For the avoidance of doubt, Class 6 Convertible Subordinated Notes Claims are subordinated to Class 3 Senior Secured Notes Claims to the extent set forth in the Convertible Subordinated Notes Indenture.

(b)           Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim or Interest may have or any distribution to be made pursuant to this Plan on account of such Claim or Interest.  Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtor, the Reorganized Debtors, their respective properties, and holders of Claims and Interests, and is fair, equitable and reasonable.

12.11.     Retention of Causes of Action/Reservation of Rights.

Subject to Section 12.7 of this Plan, nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims or Causes of Action, rights of setoff, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff, or other legal or equitable defenses as fully as if the Reorganization Cases had not been commenced, and all of the Debtors’ legal and/or equitable rights respecting any Claim left unimpaired, as set forth in Section 4.2 herein, may be asserted after the Confirmation Date to the same extent as if the Reorganization Cases had not been commenced.

12.12.     Indemnification Obligations; Insured Current Director & Officer Claims.

(a)           Notwithstanding anything to the contrary contained herein, subject to the occurrence of the Effective Date, and solely to the extent of (i) applicable insurance proceeds and (ii) the Current D&O Indemnity Reserve, the obligations of the Debtors to indemnify, defend, reimburse, exculpate, advance fees and expenses to, or limit the liability of directors or officers who were directors or officers of any of the Debtors at any time after the Petition Date, against any Causes of Action or Claims, remain unaffected thereby after the Effective Date and are not discharged.  On and after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies in effect on the Petition Date, including the Run Off D&O Policy, and all directors and officers of the Debtors at any time after the Petition Date shall be entitled to the full benefits of any such policy for the full term of such policy, regardless of whether such director and/or officers remain in such positions after the Effective Date.  From the Effective Date, the Debtors shall cooperate with any Person that served as a director or officer of a Debtor at any time on and after the Petition Date, and make available to any such Person, subject to applicable confidentiality and privilege concerns, such documents, books, records or information relating to the Debtors’ activities prior to the Effective Date that such Person may reasonably require in connection with the defense or preparation for the defense of any claim against such Person relating to any action taken in connection with such Person’s role as a director or officer of a Debtor.

(b)           On and after the Effective Date, any Person that served as a director or officer of a Debtor at any time on and after the Petition Date shall be entitled on a first-priority basis access to proceeds of any available insurance policy of the Debtors as set forth in section 12.12(a) to the extent permissible by applicable law.

(c)           Notwithstanding anything to the contrary contained herein, but subject to Section 7.14 hereof, as of the Effective Date, any obligation of the Debtors to indemnify, defend, reimburse, advance fees and expenses to, or limit the liability of any director or officer who was not a director or officer of any of the Debtors at any time after the Petition Date, against any Causes of Action or Claims, whether in contract, under state law, pursuant to any of the Debtor’s by-laws or other corporate documents of the Debtors, or otherwise, shall be discharged.  To the extent any such obligations arise under or constitute executory contracts, such executory contracts shall be deemed rejected as of the Effective Date, notwithstanding anything to the contrary herein.

ARTICLE XIII.

RETENTION OF JURISDICTION

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in, arising under, or related to the Reorganization Cases for, among other things, the following purposes:

(a)            To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the Cure Disputes resulting therefrom;

(b)           To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

(c)           To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(d)           To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, including any Administrative Expense Claim;

(e)           To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(f)            To issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of this Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g)           To hear and determine any application to modify this Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in this Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h)           To hear and determine all Fee Claims;

(i)             To resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;

(j)             To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(k)            To take any action and issue such orders, including any such action or orders as may be necessary after occurrence of the Effective Date and/or consummation of the Plan, as may be necessary to construe, enforce, implement, execute, and consummate this Plan, including any release or injunction provisions set forth herein, or to maintain the integrity of this Plan following consummation;

(l)             To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m)           To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(n)           To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(o)           To resolve any disputes concerning whether a Person or entity had sufficient notice of the Reorganization Cases, the Disclosure Statement Hearing, the Confirmation Hearing, any applicable Bar Date, or the deadline for responding or objecting to a Cure Amount, for the purpose of determining whether a Claim or Interest is discharged hereunder, or for any other purpose;

(p)           To recover all Assets of the Debtors and property of the Estates, wherever located; and

(q)           To enter a final decree closing each of the Reorganization Cases.

ARTICLE XIV.

MISCELLANEOUS PROVISIONS

14.1.       Exemption from Certain Transfer Taxes.

To the fullest extent permitted by applicable law, all sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Confirmation Date through and including the Effective Date, including any transfers effectuated under this Plan, the sale by the Debtors of any owned property pursuant to section 363(b) of the Bankruptcy Code, and any assumption, assignment, and/or sale by the Debtors of their interests in unexpired leases of non-residential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code, and shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

14.2.       Retiree Benefits.

On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits (within the meaning of, and subject to the limitations of, section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which either Debtor had obligated itself to provide such benefits.  Nothing herein shall: (i) restrict the Debtors’ or the Reorganized Debtors’ right to modify the terms and conditions of the retiree benefits, if any, as otherwise permitted pursuant to the terms of the applicable plans, non-bankruptcy law, or section 1114(m) of the Bankruptcy Code; or (ii) be construed as an admission that any such retiree benefits are owed by the Debtors.

14.3.       Dissolution of Creditors’ Committee.

The Creditors’ Committee shall be automatically dissolved on the Effective Date and all members, employees or agents thereof shall be released and discharged from all rights and duties arising from, or related to, the Reorganization Cases.

14.4.       Termination of Professionals.

On the Effective Date, the engagement of each Professional Person retained by the Debtors and the Creditors’ Committee, if any, shall be terminated without further order of the Bankruptcy Court or act of the parties; provided, however, such Professional Persons shall be entitled to prosecute their respective Fee Claims and represent their respective constituents with respect to applications for payment of such Fee Claims and the Reorganized Debtors shall be responsible for the fees, costs and expenses associated with the prosecution of such Fee Claims.  Nothing herein shall preclude any Reorganized Debtor from engaging a Professional Person on and after the Effective Date in the same capacity as such Professional Person was engaged prior to the Effective Date.

14.5.       Amendments.

(a)           Plan Modifications.  This Plan may be amended, modified, or supplemented by the Debtors, with the consent of the DIP Agent or New First Lien Agent, as applicable, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court.  In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to this Plan, the Debtors may, with the consent of the DIP Agent, remedy any defect or omission or reconcile any inconsistencies in this Plan, the Plan Documents and/or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of this Plan, and any holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented.

(b)           Other Amendments.  Prior to the Effective Date, the Debtors may, with the consent of the DIP Agent, make appropriate technical adjustments and modifications to this Plan without further order or approval of the Bankruptcy Court; provided, however, that, such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Interests under the Plan.

14.6.           Revocation or Withdrawal of this Plan.

The Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date.  If the Debtors revoke or withdraw this Plan prior to the Effective Date  as to any or all of the Debtors, or if confirmation or consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors: (a) this Plan shall be null and void in all respects; (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void; and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person or (iii) constitute an admission of any sort by the Debtors or any other Person.

14.7.       Allocation of Plan Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

14.8.       Severability.

If, prior to the entry of the Confirmation Order, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

14.9.       DIP Agent Consent Rights.

To the extent that this Plan requires the form and/or substance of any document to be acceptable to the DIP Agent, or the DIP Agent to consent to the taking of any action hereunder, unless otherwise specifically stated herein, any determination by the DIP Agent as to the acceptability of any such document shall be made in the DIP Agent’s sole discretion, and any such consent may be provided or withheld in the DIP Agent’s sole discretion.

14.10.    Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent a Plan Document or exhibit or schedule to the Plan provides otherwise, the rights, duties, and obligations arising under this Plan and the Plan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

14.11.     Section 1125(e) of the Bankruptcy Code.

The Debtors have, and upon confirmation of this Plan shall be deemed to have, solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and the Debtors (and their affiliates, agents, directors, officers, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under this Plan, and therefore are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or offer, issuance, sale, or purchase of the securities offered and sold under this Plan.

14.12.     Inconsistency.

In the event of any inconsistency among the Plan, the Disclosure Statement, the Plan Documents, any exhibit to the Plan or any other instrument or document created or executed pursuant to the Plan, the provisions of the Plan shall govern.

14.13.     Time.

In computing any period of time prescribed or allowed by this Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

14.14.     Exhibits.

All exhibits to this Plan are incorporated and are a part of this Plan as if set forth in full herein.

14.15.     Notices.

In order to be effective, all notices, requests, and demands to or upon the Debtors shall be in writing (including by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been duly given or made only when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

K-V Pharmaceutical Company
2280 Schuetz Road
St. Louis, MO 63146
Attn:           Thomas S. McHugh
     Chief Financial Officer

-and-

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York  10019-6099
Attn:           Paul V. Shalhoub, Esq.
    Robin Spigel, Esq.
Telephone:  (212) 728-8000
Facsimile:   (212) 728-8111

Counsel to the Debtors

14.16.     Filing of Additional Documents.

On or before substantial consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

14.17.     Reservation of Rights.

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order.  None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be, an admission or waiver of any rights of the Debtors with respect to any Claims or Interests prior to the Effective Date.

 Dated:           March 18, 2013
       St. Louis, Missouri

Respectfully submitted,

K-V PHARMACEUTICAL COMPANY
on behalf of itself and its affiliated Debtors

By:	/s/
Thomas S. McHugh
Chief Financial Officer

Counsel:

WILLKIE FARR & GALLAGHER LLP

Matthew A. Feldman, Esq.
Paul V. Shalhoub, Esq.
Robin Spigel, Esq.
Andrew D. Sorkin, Esq.
787 Seventh Avenue
New York, NY 10019
(212) 728-8000

Counsel for the Debtors and Debtors in Possession